Filed pursuant to Rule 433

                                                                                                                  TERM SHEET SUPPLEMENT
                                                                                                   (To prospectus dated April 28, 2006)

                                         Wachovia Mortgage Loan Trust, LLC Series 2006-A Trust
                                                            Issuing Entity

             Wachovia Mortgage Loan Trust, LLC                         Wachovia Bank, National Association
                         Depositor                                              Seller and Sponsor

              National City Mortgage Co. and                              U.S. Bank National Association
                  Wells Fargo Bank, N.A.                                         Master Servicer
                 Servicers and Originators

                                           Mortgage Pass-Through Certificates, Series 2006-A

The Trust will issue--

o        Class A Certificates, including a class of residual certificates.

o        Class B Certificates, all of which are subordinated to, and provide credit enhancement for, the Class A Certificates. Each class of Class B Certificates is also subordinated to each class of Class B Certificates, if any, with a lower numerical designation.

The Assets of the Trust will include--

o        Fully amortizing, adjustable interest rate, one- to four-family, residential first lien mortgage loans, substantially all of which have original terms to stated maturity of approximately 30 years.

-------------------------------------------------------------------------------------------------------------------
You should consider carefully the risk factors beginning on page S-1 in this term sheet supplement.
The certificates will not be insured or guaranteed by any governmental agency or instrumentality.
The  certificates  will  represent  interests in the issuing  entity only and will not  represent  interests in or obligations of the sponsor, the depositor or any of their affiliates.
Neither these  certificates  nor the assets of the trust will be obligations  of Wachovia  Capital  Markets,  LLC,
Wachovia Bank, National Association or any other bank and are not insured by the FDIC.
-------------------------------------------------------------------------------------------------------------------

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE SEC FOR THE OFFERING TO WHICH THIS  COMMUNICATION
RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE  PROSPECTUS  IN THAT  REGISTRATION  STATEMENT  AND OTHER  DOCUMENTS THE DEPOSITOR HAS
FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION  ABOUT THE DEPOSITOR  AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  THE UNDERWRITER OR ANY DEALER  PARTICIPATING IN THE
OFFERING  WILL  ARRANGE TO SEND YOU THE  PROSPECTUS  AT NO CHARGE IF YOU  REQUEST IT BY CALLING THE  TOLL-FREE  NUMBER SET FORTH IN ANY
SERIES TERM SHEET RELATED TO THE OFFERING.
                                                          Wachovia Securities
                                                             May 10, 2006

This term sheet  supplement is not required to, and does not,  contain all  information  that is required to be included in the related prospectus and the prospectus  supplement for the offered  certificates.  The information in this term sheet  supplement is preliminary and is subject to completion or change.

The  information in this term sheet  supplement,  if conveyed prior to the time of your  contractual  commitment to purchase any of the offered  certificates,  supersedes  information  contained  in any prior  similar  term sheet  supplement  and any other  free  writing prospectus relating to those offered certificates.

This term sheet  supplement and any related term sheet for a series is not an offer to sell or a solicitation  of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                                                        European Economic Area

         In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each referred to in this term sheet supplement as a Relevant Member State, the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to in this term sheet supplement as the Relevant Implementation Date, it has not made and will not make an offer of certificates to the public in that
Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

         (a)      to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

         (b)      to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

         (c)      in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

         For the purposes of the preceding paragraph, (i) "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and (ii) "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                            United Kingdom

         The underwriter has represented and agreed that:

         (a)      it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets
Act, referred to in this term sheet supplement as FSMA) received by it in connection with the issue or sale of the certificates  in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

         (b)      it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                                                         ____________________

   Important Notice about Information Presented in this Term Sheet Supplement, any Series Term Sheet, and the Base Prospectus with respect to the Offered Certificates

         We provide information to you about the offered certificates in three or more separate documents that provide progressively more detail:

o        the related prospectus, dated April 28, 2006, which provides general information, some of which may not apply to the offered certificates;

o        this term sheet supplement, which provides general information about the offered certificates; and

o        one or more series term sheets, which describe terms applicable to the classes of offered certificates described therein and provide a description of certain collateral stipulations of the mortgage loans and the parties to the transaction, and provide other information related to the offered certificates.

         The registration statement to which this offering relates is Commission File Number 333-130771.

         Wachovia Mortgage Loan Trust, LLC's principal offices are located at 301 S. College Street, NC5578-Suite G, Charlotte, NC
28288-5578, and its phone number is (704) 715-8239.

The offered certificates referred to in these materials, and the mortgage loans backing them, are subject to modification or revision
(including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ``when, as and if issued'' basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that the condition is not satisfied in any material respect, we will notify you, and neither the depositor nor the underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.
You have requested that the underwriter provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United
States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation
Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

                                                           TABLE OF CONTENTS

                                                   Page

RISK FACTORS......................................S-1
    The Rate of Principal Payments on the Mortgage
      Loans Will Affect the Yield on the Offered
      Certificates ...............................S-1
    Subordination of Super Senior Support Certificates
      and Class B Certificates and Increased Risk of
      Loss .......................................S-2
    Limited Source of Payments - No Recourse to
      Depositor, Originators, Seller, Servicers, Master
      Servicer, Certificate Administrator or
      Trustee.................. ..................S-3
    Limited Liquidity.............................S-3
    Geographic Concentration May Increase Risk of
      Loss Due to Adverse Economic Conditions or
      Natural Disasters ..........................S-4
    Rights of Beneficial Owners May Be Limited by
      Book-Entry System ..........................S-5
    Tax Consequences of Residual Certificates.....S-5
    The Return on Your Certificates Could be Reduced
      by Shortfalls Due to the Application of the
      Servicemembers Civil Relief Act and Similar
      State Laws................ .................S-6
    The Variable Rate of Interest on the Offered
      Certificates Will Affect Your Yield ........S-7
    Mortgage Loans Paying Interest Only Until First
      Adjustment Date May Have Higher Risk of Default
      or Rates of Prepayment .....................S-7
    Default Risk on High Balance Mortgage Loans...S-8
    Some Interests Could Have Priority Over the
      Trustee's Interest In the Mortgage Loans,
      Which Could Cause Delayed or Reduced
      Distributions on the Certificates...........S-8
    The Conservatorship, Receivership, Bankruptcy,
      or Insolvency of the Bank Could Result In
      Delayed or Reduced Distributions on the
      Certificates................................S-8
    Regulatory Action With Respect to the Bank

    The Master Servicer and Certificate
      Administrator ..............................S-27
    The Servicers.................................S-31
    Servicing and Other Compensation and Payment

    Restrictions on Transfer of the Class 1-A-R

    Weighted Average Lives of the Offered

    Backup Withholding and Reporting Requirements.S-67

                                                             RISK FACTORS

         The offered certificates are not suitable investments for all investors.

         The offered certificates are complex financial instruments, so you should not purchase any offered certificates unless you or your financial advisor possess the necessary expertise to analyze the potential risks associated with an investment in mortgage backed securities.

         You should not purchase any offered certificates unless you understand, and are able to bear, the prepayment, credit, liquidity and market risks associated with those offered certificates.

         You should carefully consider the risk factors discussed below in addition to the other information contained in this term sheet supplement, the series term sheets and the prospectus.

The Rate of Principal Payments on             The rate of distributions of principal and the yield to maturity on
the Mortgage Loans Will Affect the            your certificates will be directly related to (i) the rate of payments
Yield on the Offered Certificates             of principal on the applicable mortgage loans and (ii) the amount and timing of defaults by borrowers that result in losses on such mortgage
                                              loans.   Borrowers are permitted to prepay their mortgage loans, in whole or in part, at any time without penalty.

                                              The rate of principal payments on the mortgage loans mainly will be affected by the following:

                                              o    the amortization schedules of the mortgage loans;

                                              o    the rate of partial prepayments and full prepayments by
                                                   borrowers due to refinancing, job transfer, changes in property values or other factors;

                                              o    liquidations of the properties that secure defaulted mortgage loans;

                                              o    repurchases of mortgage loans by the depositor or the seller, as applicable, as a result of defective documentation or breaches of representations or warranties; and

                                              o    the optional repurchase of all the mortgage loans by Wells
                                                   Fargo, as a servicer, to effect a termination of the trust.

                                              For a more detailed discussion of these factors, see "Prepayment and
                                              Yield Considerations" in this term sheet supplement and "Description of the Agreements -- Material Terms of the Pooling and Servicing
                                              Agreements and Servicing Agreements - Assignment of Assets;
                                              Repurchases," "Description of the Securities -- Termination; Optional
                                              Purchase of Mortgage Loans and Contracts" and "Yield Considerations"
                                              in the prospectus.

                                              The rate of payments (including prepayments) on mortgage loans is influenced by a variety of economic, geographic, social and other factors, but depends greatly on the level of mortgage interest rates:

                                              o    If prevailing interest rates for similar mortgage loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase due to
                                                   refinancings.

                                              o    Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

                                              Mortgage originators make general and targeted solicitations for refinancings. Any such solicited refinancings may result in a rate of prepayment that is higher than you might otherwise expect.

                                              If you are purchasing offered certificates at a discount, you should consider the risk that if principal payments on the applicable mortgage loans occur at a rate slower than you expected, your yield will be lower than you expected.

                                              If you are purchasing offered certificates at a premium, you should consider the risk that if principal payments on the mortgage loans occur at a rate faster than you expected, your yield may be lower than you expected.

                                              See "Prepayment and Yield Considerations" in this term sheet supplement.

Subordination of Super Senior Support         If you purchase Class B Certificates, you are more likely to suffer
Certificates and Class B Certificates and     losses as a result of losses or delinquencies on the mortgage loans
Increased Risk of Loss                        than are holders of the Class A Certificates.

                                              o    The rights of the holders of each class of Class B
                                                   Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Class A
                                                   Certificates and the holders of each class of Class B
                                                   Certificates with a lower numerical designation. For example, the holders of the Class B Certificates with the highest numerical designation will not receive principal or interest on a
                                                   distribution date until the holders of the Class A Certificates and the holders of every other class of Class B Certificates with a lower numerical designation have received the amounts to which they are entitled on that date.

                                              o    Losses that are realized on the mortgage loans will be
                                                   allocated first to the Class B Certificates with the highest numerical designation, then to the Class B Certificates with the next highest numerical designation, and so on, in reverse of the numerical order of the Class B Certificates, until the class balances of those classes have been reduced to zero. After the outstanding balances of the Class B Certificates have been reduced to zero, all losses will be allocated to the Class A
                                                   Certificates that receive payments from the related loan group.

                                              If you purchase super senior support certificates, you should consider the risk that after the Class B Certificates are no longer outstanding, the principal portion of losses realized on the mortgage loans in your related loan group that are allocated to the related super senior certificates will be borne by your super senior support certificates, rather than the related super senior certificates, for so long as your super senior support certificates are outstanding.

                                              For a more detailed description of the subordination feature of the
                                              Class B Certificates, see "Description of the Certificates --
                                              Allocation of Losses" and "-- Cross-Collateralization" in this term sheet supplement.

Limited Source of Payments - No Recourse to   Proceeds of the applicable mortgage loans will be the sole source of
Depositor, Originators, Seller, Servicers,    payments on the certificates. The certificates do not represent an
Master Servicer, Certificate Administrator    interest in or obligation of the depositor, the originators, the
or Trustee                                    seller, the servicers, the master servicer, the certificate administrator, the trustee or any of their affiliates. There are, however, limited obligations of the seller with respect to certain breaches of its representations and warranties, and limited obligations of the servicers and the master servicer with respect to their servicing and master servicing obligations.

                                              Neither the certificates nor the mortgage loans will be guaranteed by or insured by any governmental agency or instrumentality, the depositor, the originators, the seller, the servicers, the master servicer, the certificate administrator, the trustee or any of their affiliates. Consequently, if payments on the mortgage loans are insufficient or otherwise unavailable to make all payments required on the certificates, there will be no recourse to the depositor, the originators, the seller, the servicers, the master servicer, the certificate administrator, the trustee or any of their affiliates.

Limited Liquidity                             The underwriter intends to make a market for purchase and sale of the offered certificates after their initial issuance, but the underwriter has no obligation to do so. There is no assurance that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. As a result, you may not be able to sell your certificates or you may not be able to sell your certificates at a high enough price to produce your desired return on investment.

                                              The secondary market for mortgage backed securities has experienced periods of illiquidity and can be expected to do so in the future.
                                              Illiquidity means that there may not be any purchasers for your class of certificates. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk (such as the super senior support certificates and the Class B Certificates)
                                              will experience illiquidity.

Geographic Concentration May Increase Risk    At various times, certain geographic regions will experience weaker
of Loss Due to Adverse Economic Conditions    economic conditions and housing markets and, consequently, will
or Natural Disasters                          experience higher rates of delinquency and loss on mortgage loans generally. In addition, California, Florida and several other states have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values.
                                              Any concentration of mortgaged properties in a state or region may present unique risk considerations.

                                              Several hurricanes, which struck Louisiana, Alabama, Mississippi,
                                              Texas and Florida in recent months, may have adversely affected mortgaged properties located in those states.  The mortgage pool does include some mortgage loans secured by mortgaged properties located in the federal emergency management agency ("FEMA") designated individual assistance zones.  However, FEMA-designated individual assistance zones are subject to change from time to time by FEMA and, therefore, no assurance can be given that the mortgage pool is free of mortgage loans secured by mortgaged properties located in those areas.
                                              Further, mortgage loans in the mortgage pool may be secured by mortgaged properties in FEMA-designated public assistance areas, which also may include mortgaged properties in areas that were affected by the hurricanes.  The seller will represent and warrant that each mortgaged property is free of damage and in good repair as of the closing date.  In the event that a mortgaged property is damaged as of the closing date and that damage materially and adversely affects the value of or the interests of the holders of the certificates in the related mortgage loan, the seller will be required to repurchase the related mortgage loan from the trust.  Any such repurchases may shorten the weighted average lives of the certificates.  We do not know how many mortgaged properties have been or may be affected by the hurricanes and therefore whether the payment experience on any mortgage loan in the mortgage pool will be affected.

                                              Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the mortgage loans, may result in losses on the mortgage loans. Any losses may adversely affect the yield to maturity of the offered certificates.

Rights of Beneficial Owners May Be Limited    All of the offered certificates (other than the Class 1-A-R
by Book-Entry System                          Certificates) are book-entry certificates and will be held through the book-entry system of The Depository Trust Company.  Transactions in these types of certificates generally can be effected only through
                                              DTC, Clearstream, Euroclear and their participants. As a result:

                                              o    your ability to pledge book-entry certificates to entities that do not participate in the DTC system, or to otherwise act with respect to book-entry certificates, may be limited due to the lack of a physical certificate for your certificates; and

                                              o    under a book-entry format, you may experience delays in the receipt of payments, since distributions will be made by the certificate administrator to the DTC, and not directly to you.

                                              For a more detailed discussion of the book-entry certificates, see
                                              "Description of the Certificates -- Book-Entry Certificates" in this term sheet supplement.

Tax Consequences of Residual Certificates     o    The Class 1-A-R Certificates will represent ownership of the sole class of "residual interests" in each REMIC for federal income tax purposes.

                                              o    The holders of the Class 1-A-R Certificates must report as ordinary income or loss their pro rata share of the net income or the net loss of the related REMIC whether or not any cash
                                                   distributions are made to them. This allocation of income or loss may result in a zero or negative after tax return. No cash distributions are expected to be made with respect to the Class
                                                   1-A-R Certificates other than the distribution of its class balance and interest on such balance.

                                              o    Treasury regulations require a seller of the Class 1-A-R
                                                   Certificate to either pay the buyer an amount designed to
                                                   compensate the buyer for assuming the tax liability or transfer only to certain eligible transferees should the seller wish to qualify for "safe harbor" protection from possible disregard of such a transfer.

                                              o    Due to their tax consequences, the Class 1-A-R Certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, the Class 1-A-R Certificates may not be acquired by Plans.

                                              See "Description of the Certificates -- Restrictions on Transfer of the
                                              Class 1-A-R Certificates," "Prepayment and Yield Considerations --
                                              Yield on the Class 1-A-R Certificates," "ERISA Considerations" and
                                              "Federal Income Tax Consequences" in this term sheet supplement.

The Return on Your Certificates Could be      The Servicemembers Civil Relief Act, as amended, or the Relief Act,
Reduced by Shortfalls Due to the              provides relief to borrowers who enter active military service and to
Application of the Servicemembers Civil       borrowers in reserve status who are called to active duty after the
Relief Act and Similar State Laws             origination of their mortgage loan.  The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty.  Any resulting interest shortfalls are not required to be paid by the borrower at any future time.

                                              Neither the servicers nor the master servicer are required to advance these shortfalls as delinquent payments.

                                              Interest shortfalls on the mortgage loans due to the application of the Relief Act or similar legislation or regulations will not be paid from any source on any payment date.

                                              The Relief Act also limits the ability of a servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three-month period thereafter.  As a result, there may be delays in payment and increased losses on the mortgage loans.

                                              The ongoing military operations of the United States in Iraq and
                                              Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status.  We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar federal and state legislation or regulations.  See "Certain Legal Aspects of
                                              Mortgage Loans -- Servicemembers' Civil Relief Act and Similar Laws" in
                                              the prospectus.  It is possible that the number of reservists placed on active duty status in the near future may increase, and may increase substantially. In addition, other borrowers who enter military service after the origination of their mortgage loans
                                              (including borrowers who are members of the National Guard at the time of the origination of their mortgage loans and are later called to active duty) would be covered by the terms of the Relief Act. See
                                              "Description of the Certificates -- Interest" in this term sheet supplement and "Certain Legal Aspects of Mortgage Loans --
                                              Servicemembers' Civil Relief Act and Similar Laws" in the prospectus.

The Variable Rate of Interest on the Offered   The mortgage interest rate on each mortgage loan will be fixed for an
Certificates Will Affect Your Yield            initial period of approximately three, five, seven or ten years from the date of origination of that mortgage loan. Thereafter, each mortgage loan provides for adjustments to the mortgage interest rate on an annual basis (or, in the case of one mortgage loan, on a semi-annual basis). The mortgage interest rate on each mortgage loan will adjust to equal the sum of an index and a gross margin. Mortgage interest rate adjustments will be subject to the limitations stated
                                               in the mortgage note with respect to increases and decreases for any adjustment (i.e., a "periodic cap"). In addition, the mortgage interest rate will be subject to an overall maximum mortgage interest rate. See "The Mortgage Pool" in this term sheet supplement.

                                               The pass-through rate on each certificate may decrease, and may decrease significantly, after the mortgage interest rates on the applicable mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the gross margins and changes in the index. Moreover, although each mortgage loan has a maximum mortgage interest rate, none of the mortgage loans has a specified floor. Accordingly, the minimum mortgage interest rate to which the mortgage loans may adjust will be the applicable gross margin. In addition, if, despite increases in the index, the mortgage interest rate on any mortgage loan cannot increase due to a maximum mortgage interest limitation or a periodic cap, the yield on the related certificates could be adversely affected. Further, because the pass-through rates on the Class A Certificates and Class B
                                               Certificates will be based on a weighted average of the net mortgage interest rates of the related mortgage loans, disproportionate principal payments on the related mortgage loans having net mortgage interest rates higher or lower than the then-current pass-through rates on such certificates will affect the pass-through rates for such certificates for future periods and the yields on such certificates. See "The Mortgage Pool" and "Prepayment and Yield
                                               Considerations" in this term sheet supplement.

Mortgage Loans Paying Interest Only Until      Some of the mortgage loans require only the payment of interest until
First Adjustment Date May Have Higher Risk     the month after the first rate adjustment date. At that time, the
of Default or Rates of Prepayment              payments on each such mortgage loan will be recalculated to fully amortize its unpaid principal balance over the remaining life of such mortgage loan and the mortgagor will be required to make payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of default under such mortgage loan.

                                               The increase in the mortgagor's monthly payment attributable to principal will occur when the mortgagor's monthly interest payment may also be increasing as a result of an increase in the mortgage interest rate on the first adjustment date. The combination of these two factors may significantly increase the risk of default under such mortgage loan.

                                               In addition, the increase in the monthly payment made by a mortgagor may induce the mortgagor to refinance such mortgage loan which would result in a prepayment of such mortgage loan.

Default Risk on High Balance Mortgage Loans    The principal balances of some of the mortgage loans will be in excess of $950,000 as of the cut-off date.  You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on each of the respective mortgage pools as a whole.

Some Interests Could Have Priority Over the    The depositor will represent and warrant in the pooling agreement
Trustee's Interest In the Mortgage Loans,      that the trust created under the pooling agreement will be the sole
Which Could Cause Delayed or Reduced           legal owner of each mortgage loan, free and clear of any encumbrance
Distributions on the Certificates              or lien (other than any lien under the pooling agreement). If this representation and warranty were found not to be true, however, distributions to holders of certificates could be delayed or reduced.

                                               The trustee will not physically possess the mortgage notes and mortgages related to the mortgage loans. Instead, U.S. Bank will hold the mortgage notes and mortgages as custodian on behalf of the trustee. The mortgage notes and mortgages will not be endorsed or otherwise marked to reflect the transfer to the trustee, and assignments of the mortgages to the trustee will not be prepared or recorded. As a result, if a third party were to obtain physical possession of the mortgage notes or mortgages without actual knowledge of the prior transfer to the trustee, the trustee's interest in the mortgage notes and mortgages could be defeated, thereby likely resulting in delays or reductions in distributions on the certificates.

The Conservatorship, Receivership,             The bank is the seller of the mortgage loans to the depositor. The
Bankruptcy, or Insolvency of the Bank Could    bank is also the provider of administrative services to the
Result In Delayed or Reduced Distributions     depositor. The bank is a national bank, and its deposits are insured
on the Certificates                            by the Federal Deposit Insurance Corporation (the "FDIC"). If certain events occur relating to the bank's financial condition or the propriety of its actions, the FDIC may be appointed as conservator or receiver for the bank.

                                               The bank treats its transfer of the mortgage loans to the depositor as a sale. Arguments may be made, however, that the transfer of the mortgage loans constitutes only the grant of a security interest under applicable law.

                                               Nevertheless, the FDIC has issued a regulation surrendering certain rights to reclaim, recover, or recharacterize a financial
                                               institution's transfer of financial assets such as the mortgage loans if:

                                               o        the transfer involved a securitization of the financial
                                                        assets and meets specified conditions for treatment as a
                                                        sale under relevant accounting principles;

                                               o        the financial institution received adequate consideration
                                                        for the transfer;

                                               o        the parties intended that the transfer constitute a sale for accounting purposes; and

                                               o        the financial assets were not transferred fraudulently, in contemplation of the financial institution's insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors.

                                               The bank's transfer of the mortgage loans is intended to satisfy all of these conditions.

                                               If a condition required under the FDIC's regulation were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize the bank's transfer of the mortgage loans. The FDIC may not be subject to an express time limit in deciding whether to take these actions, and a delay by the FDIC in making a decision could result in delays or reductions in distributions on the certificates. If the FDIC were successful in any of these actions, moreover, holders of the certificates may not be entitled under applicable law to the full amount of their damages.

                                               Even if the conditions set forth in the regulation were satisfied and the FDIC did not reclaim, recover, or recharacterize the bank's transfer of the mortgage loans, distributions to holders of the certificates could be delayed or reduced if the bank entered conservatorship or receivership.

                                               The FDIC may be able to obtain a stay of any action by the trustee or any holders of certificates to enforce any obligations of the bank under any transaction document or to collect any amount owing by the bank under any transaction document. The FDIC also may require that its claims process be followed before payments on the mortgage loans are released to the trustee. The delay caused by any of these actions could result in losses to holders of the certificates.

                                               If the bank entered receivership or conservatorship, the FDIC, moreover, may have the power to choose whether or not the terms of the transaction documents will continue to apply. Thus, regardless of what the transaction documents provide, the FDIC could:

                                               o        authorize the bank to stop providing administrative services to the depositor;

                                               o        prevent the appointment of a successor administrator for the depositor;

                                               o        alter the terms on which the bank continues to provide
                                                        administrative services to the depositor, including the
                                                        amount or the priority of the fees paid to the bank; or

                                               o        authorize the bank to refuse to perform its obligations
                                                        under the transaction documents, including its obligations to make payments or to repurchase mortgage loans.

                                               If any of these events were to occur, the trustee's rights under the transaction documents may be limited or eliminated. Such a repudiation by the FDIC could also excuse the other parties to the transaction documents from performing any of their obligations.
                                               Payments to holders of the certificates could be delayed or reduced.
                                               Holders of the certificates also may suffer a loss if the FDIC were to argue that any term of the transaction documents violates applicable regulatory requirements.

                                               The depositor is a wholly-owned indirect subsidiary of the bank.
                                               Certain banking laws and regulations may apply not only to the bank but to its subsidiaries as well. If the depositor were found to have violated any of these laws or regulations, holders of the
                                               certificates could suffer a loss on their investment.

                                               Arguments also may be made that the FDIC's rights and powers extend to the depositor and the trust created under the pooling agreement and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of holders of the certificates under the transaction documents. If the FDIC were to take this position, losses to holders of the certificates could result.

                                               In addition, no assurance can be given that the FDIC in the event of a receivership or conservatorship of the bank would not attempt to exercise control over the mortgage loans or the other assets of the depositor or the trust on an interim or a permanent basis. If this were to occur, distributions on the certificates could be delayed or reduced.

                                               Furthermore, if a conservator or receiver for the bank were to argue that any of the conservator's or receiver's administrative expenses relate to the mortgage loans or the transaction documents, those expenses could be paid from collections on the mortgage loans before the trustee receives any payments, which could result in losses to holders of the certificates.

                                               Regardless of any decision made by the FDIC or ruling made by a court, moreover, the mere fact that the bank or any of its affiliates has become insolvent or entered conservatorship, receivership, or bankruptcy could have an adverse effect on the value of the mortgage loans and on the liquidity and value of the certificates.

                                               There may be other possible effects of a receivership,
                                               conservatorship, or insolvency of the bank that could result in delays or reductions in distributions on the certificates.

Regulatory Action With Respect to the Bank     The bank is regulated and supervised by the Office of the Comptroller
Could Result In Losses                         of Currency, the FDIC, and the Board of Governors of the Federal
                                               Reserve System. These regulatory authorities, and possibly others, have broad powers of enforcement with respect to the bank and its affiliates.

                                               If any of these regulatory authorities were to conclude that an obligation under the transaction documents were an unsafe or unsound practice or violated any law, regulation, written condition, or agreement applicable to the bank or its affiliates, that authority may have the power to order the bank or the related affiliate to rescind the transaction document, to refuse to perform the obligation, to amend the terms of the obligation, or to take any other action determined by that authority to be appropriate. In addition, the bank or the related affiliate probably would not be liable to holders of certificates for contractual damages for complying with such an order, and holders of certificates would be unlikely to have any recourse against the regulatory authority.
                                               Therefore, if such an order were issued, distributions on the certificates could be delayed or reduced.

                                               In one case of which the depositor is aware, the regulatory authority ordered the financial institution to immediately resign as servicer and to cease performing its duties as servicer within approximately
                                               120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization documents and the perfected security interest of the relevant trust in those funds), and to increase its servicing fee percentage above that which was specified in the securitization documents.

The Offered Class B Certificates               In general, it is not expected that the offered Class B Certificates will receive any distributions of principal prepayments until the distribution date occurring in June 2013.  On or after that date, all or a disproportionately large portion of principal prepayments on the mortgage loans will be allocated to the Class A Certificates as described in this term sheet supplement, and none or a
                                               disproportionately small portion of principal prepayments may be paid to the holders of the Class B Certificates.  As a result, the weighted average lives of the offered Class B Certificates may be longer than would otherwise be the case.  See "Description of the
                                               Certificates -- Principal -- Prepayment Percentages" in this term sheet supplement.

                                                           THE MORTGAGE POOL

         The Trust will consist primarily of a Mortgage Pool of fully-amortizing Mortgage Loans secured by first liens on one- to four-family residential properties.  The Mortgage Loans have been divided into four Loan Groups.  Each Mortgage Loan will bear a fixed mortgage interest rate for approximately three, five, seven or ten years.  Each mortgage note provides for adjustments to the mortgage interest rate thereon on each Adjustment Date, which will be at the end of the initial fixed-rate period and annually thereafter.  Some of the Mortgage Loans require only payments of interest until the month following the first Adjustment Date.

         On each Adjustment Date, the mortgage interest rate of such Mortgage Loan will adjust to the sum of the related Index and the Gross Margin rounded up to the nearest one-eighth of one percent, subject to the limitation that with respect to each Adjustment
Date, the interest rate after such adjustment may not vary from the mortgage interest rate in effect prior to such adjustment by more than the Periodic Cap.  Adjustments to the interest rate for each Mortgage Loan are subject to a lifetime Rate Ceiling.  None of the
Mortgage Loans are subject to a lifetime minimum mortgage interest rate.  Therefore, the minimum mortgage interest rate for each
Mortgage Loan will be the Gross Margin for that Mortgage Loan.  On the first due date following each Adjustment Date for each
Mortgage Loan, the monthly payment for the Mortgage Loan will be adjusted, if necessary, to an amount that will fully amortize such
Mortgage Loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity.

         The Index for the Mortgage Loans will be One-Year LIBOR or One-Year CMT.  (For one Mortgage Loan, the Index will be
Six-Month LIBOR.)  In the event the applicable Index for any Mortgage Loan is no longer available, the related Servicer will select a substitute index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

         Listed below are historical values of One-Year LIBOR available as of the first business day in the month shown below.  The values shown are intended only to provide a historical summary of the movements in One-Year LIBOR and may not be indicative of future rates.  The source of the values shown below is British Bankers' Association.

                                                                 One-Year LIBOR
                              --------------------------------------------------------------------------------------
                              --------------------------------------------------------------------------------------
 Month                           2006        2005        2004        2003        2002        2001         2000
                              ------------------------------------------------------------------------ ------------
                              ------------------------------------------------------------------------ ------------
 January                          4.85%       3.11%       1.48%       1.46%        2.40%       6.00%       6.50%
 February                         4.95        3.27        1.47        1.46         2.57        5.11        6.78
 March                            5.12        3.57        1.37        1.38         2.48        4.91        6.76
 April                            5.29        3.81        1.34        1.27         3.06        4.67        6.94
 May                             --           3.71        1.82        1.29         2.64        4.44        7.10
 June                            --           3.76        2.11        1.25         2.60        4.17        7.48
 July                            --           3.90        2.39        1.16         2.27        4.18        7.18
 August                          --           4.22        2.35        1.44         1.97        3.80        7.09
 September                       --           4.13        2.26        1.45         1.92        3.56        6.92
 October                         --           4.48        2.49        1.24         1.66        2.68        6.80
 November                        --           4.72        2.54        1.48         1.62        2.29        6.71
 December                        --           4.82        2.96        1.60         1.73        2.34        6.52

         Listed below are some historical values of average yields which are related to One-Year CMT. The values shown are the average monthly yields on U.S. Treasury Securities adjusted to a constant maturity of one-year for the months indicated, published by the Federal Reserve Board. By contrast, One-Year CMT is determined by reference to a weekly average yield on U.S. Treasury Securities adjusted to a constant maturity of one year, rather than the monthly average yields. The monthly averages shown are intended only to provide a historical summary of the movements in yields on U.S. Treasury Securities adjusted to a constant maturity of one year and may not be indicative of future rates. The source of the values shown below is Federal Reserve Statistical Release H.15 (519).

                                                                  One-Year CMT
                              --------------------------------------------------------------------------------------
Month                            2006       2005         2004        2003        2002         2001        2000
                              ----------------------- ------------------------------------ ------------------------

January                           4.45%       2.86%       1.24%       1.36%        2.16%       4.81%       6.12%
February                          4.68        3.03        1.24        1.30         2.23        4.68        6.22
March                             4.77        3.30        1.19        1.24         2.57        4.30        6.22
April                             4.90        3.32        1.43        1.27         2.48        3.98        6.15
May                              --           3.33        1.78        1.18         2.35        3.78        6.38
June                             --           3.36        2.12        1.01         2.20        3.58        6.17
July                             --           3.64        2.10        1.12         1.96        3.62        6.08
August                           --           3.87        2.02        1.31         1.76        3.47        6.18
September                        --           3.85        2.01        1.24         1.72        2.82        6.13
October                          --           4.18        2.23        1.25         1.65        2.33        6.01
November                         --           4.33        2.50        1.34         1.49        2.18        6.09
December                         --           4.35        2.67        1.31         1.45        2.22        5.60

         The Mortgage Pool consists of Mortgage Loans that were either (i) originated by National City or Wells Fargo, as
Originators, or (ii) purchased by the Originators from various entities that either originated the Mortgage Loans or acquired the
Mortgage Loans pursuant to mortgage loan purchase programs operated by such entities.  For a description of the underwriting standards applicable to the Mortgage Loans, see "The Originators" in this term sheet supplement.  The Mortgage Loans were sold by the
Originators to Wachovia Bank, as Seller, and will be sold by the Seller to the Depositor on the closing date pursuant to a Mortgage
Loan Purchase Agreement between the Seller and the Depositor.  The Mortgage Loan Purchase Agreement will provide the Depositor with remedies against the Seller for breaches of representations and warranties made by the Seller with respect to the Mortgage Loans and those remedies will be assigned by the Depositor to the Trustee in the Pooling Agreement.  The Pooling Agreement will provide remedies against the Depositor for the failure to deliver documentation with respect to the Mortgage Loans.

         As of the Cut-off Date, no Mortgage Loan had a Loan-to-Value Ratio of more than 100.00%.  The value of any mortgaged property generally will change from the level that existed on the appraisal or sale date.  If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the Mortgage Loans.

         The Mortgage Loans were selected for inclusion in the Mortgage Pool from among mortgage loans owned by Wachovia Bank based on Wachovia Bank's assessment of investors preferences and Rating Agency criteria.

         The related series term sheets include additional information with respect to the Mortgage Loans expected to be included in the Mortgage Pool.

Static Pool Information

         Current static pool data with respect to the Originators' adjustable interest rate mortgage loan originations is being provided by the filing of a periodic report on Form 8-K dated May 10, 2006 (the "Static Pool Data").  All Static Pool Data contained in such report for periods prior to January 1, 2006 will not form a part of this term sheet supplement, any series term sheet, the prospectus or the registration statement relating to the Offered Certificates.

         In the Static Pool Data, you will find summary information about the characteristics of the Originators' previously originated mortgage loans and delinquency, loss and prepayment information about such mortgage loans in quarterly or yearly increments through December 2005. The characteristics of an Originator's mortgage loans set forth in the Static Pool Data may differ from those of the other Originator, as well as from the Mortgage Loans to be included in the Trust. In addition, the performance information relating to such mortgage loans may have been influenced by factors beyond the Originators' control, such as housing prices and market interest rates. Therefore, the performance of these mortgage loans may not be indicative of the future performance of the Mortgage Loans to be included in the Trust. The Static Pool Data was prepared solely by the Originators.

         There can be no assurance that the delinquency and foreclosure experience set forth in the Static Pool Data will be representative of the results that may be experienced with respect to the Mortgage Loans included in the Trust.

                                                            ISSUING ENTITY

         Wachovia Mortgage Loan Trust, LLC Series 2006-A Trust, referred to in this term sheet supplement as the issuing entity or the Trust, will be a Delaware common-law trust formed pursuant to the Pooling Agreement.  On the closing date, the Depositor will deposit into the Trust the Mortgage Loans that in the aggregate will constitute the Mortgage Pool, secured by first liens on one- to four-family residential properties.  The Trust will not have any additional equity, or any officers or directors.  The Pooling
Agreement authorizes the Trust to engage only in selling the Certificates in exchange for the Mortgage Loans, entering into and performing its obligations under the Pooling Agreement, activities necessary, suitable or convenient to such actions and other activities as may be required in connection with the conservation of the Trust and making distributions to certificateholders.

         The fiscal year end of the Trust will be December 31.  The Master Servicer will file with the SEC an annual report on Form
10-K on behalf of the Trust 90 days after the end of its fiscal year.

         The Pooling Agreement provides that the Depositor assigns to the Trustee for the benefit of the certificateholders without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans.  Furthermore, the Pooling Agreement states that, although it is intended that the conveyance by the Depositor to the Trustee of the Mortgage Loans be construed as a sale, the conveyance of the Mortgage Loans shall also be deemed to be a grant by the Depositor to the Trustee of a security interest in the
Mortgage Loans and related collateral.

                                                        THE SELLER AND SPONSOR

         Wachovia Bank, National Association (referred to in this term sheet supplement as Wachovia Bank) is the Sponsor and Seller of all of the Mortgage Loans.  Wachovia Bank is a national banking association, an affiliate of the Depositor and a direct wholly-owned subsidiary of Wachovia Corporation, a North Carolina corporation and a multi-bank holding company registered under the
Bank Holding Company Act.  Wachovia Bank is engaged in general commercial banking business, offering a full range of financial services to corporations and individuals. Wachovia Bank's headquarters and its executive offices are located at 301 S. College
Street, Charlotte, North Carolina 28288.

         Wachovia Bank, its predecessors and its affiliates have been participants in the residential loan securitization market for over a decade, and Wachovia Bank has sponsored publicly-offered securitization transactions since 1996.  Wachovia Bank and its affiliates securitize, sell and service primarily commercial and consumer mortgage loans and auto loans, and they also administer multi-seller commercial paper conduits.  Wachovia Bank's residential loan securitization program is not a material source of funding for its operations.

         The Depositor's securitization program was initiated by Wachovia Bank to finance fully amortizing, one- to four-family, residential first lien mortgage loans that have been originated by third parties.  In the future, the Depositor may securitize other types of mortgages loans described in the prospectus under "Description of the Trusts -- Assets," or mortgage loans originated by
Wachovia Bank or its affiliates.  The table below sets forth the number and aggregate principal balance of the mortgage loans which have been included in trusts formed by the Depositor:

                                   2005
Number                              4
Aggregate Principal Balance   $2,556,327,200

         The Sponsor's and Seller's material obligations in the transaction are to purchase the Mortgage Loans from the Originators and sell them to the Depositor, and to repurchase or substitute defective Mortgage Loans in certain instances, as described in "The
Pooling and Servicing Agreement -- Assignment of Mortgage Loans" and "-- Repurchases of Mortgage Loans" in this term sheet supplement.

         The Certificates do not represent an interest in or an obligation of the Seller or the Sponsor.  The Seller's and the
Sponsor's only obligations with respect to the Certificates will be pursuant to certain limited representations and warranties made by the Seller or as otherwise provided in this term sheet supplement.  The Sponsor has no obligations with respect to the Certificates.

                                                            THE ORIGINATORS

         Each of the Originators has provided the information in the following paragraphs with respect to its origination practices for mortgage loans.

Wells Fargo Bank, N.A.

         Wells Fargo Bank, N.A. (referred to in this term sheet supplement as Wells Fargo, an Originator or a Servicer) is an
indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo is a national banking association and is engaged in a wide range of activities typical of a national bank.

         Wells Fargo originates or acquires various types of residential mortgage loans, including the following:

a.       Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo's underwriting guidelines for "prime" mortgage loans and in connection with the purchases of residences of relocated employees of various corporate employers that participated in the relocation program of Wells Fargo and of various non-participant employers ("Prime 30-Year Fixed-Rate Relocation Loans");

b.       Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo's underwriting guidelines for "prime" mortgage loans and which were not originated in connection with any relocation program ("Prime 30-Year Fixed-Rate Non-Relocation Loans");

c.       Fixed-rate mortgage loans having original terms to maturity of approximately ten years to approximately fifteen years, and which mortgage loans were originated pursuant to Wells Fargo's underwriting guidelines for "prime" mortgage loans ("Prime
         15-Year Fixed-Rate Loans"); and

d.       Adjustable-rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo's underwriting guidelines for "prime" mortgage loans ("Prime
         Adjustable-Rate Loans").

         From and including 1996 and through 2005, Wells Fargo and its affiliates and predecessors originated or acquired a total of
$2.063 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells
Fargo (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for
each of the different "asset types" set forth in the table below:

                                            2003                               2004                              2005
                             ________________________________   ______________________________   _____________________________

                                                Aggregate                         Aggregate                     Aggregate
                                                 Original                          Original                      Original
                             No. of Loans       Principal       No. of Loans      Principal      No. of Loans    Principal
                                                 Balance                          Balance                         Balance
Asset                                            of Loans                         of Loans                       of Loans
Type
Prime 30-Year Fixed-Rate             1,812      $  844,941,789           861        $405,719,632      1,250      $636,020,072
Relocation Loans
Prime 30-Year Fixed-Rate           111,425      40,134,188,567        24,267       9,865,227,462     44,978    21,686,693,836
Non-Relocation Loans
Prime 15-Year Fixed-Rate            29,622      10,106,128,064         5,394       2,560,373,384      4,536     2,430,641,359
Loans
Prime Adjustable-Rate Loans        142,930      56,515,937,239       125,454      54,089,704,631    113,744    53,072,900,484

         Mortgage Loan Production Sources

         Wells Fargo conducts a significant portion of its mortgage loan originations through loan production offices (the "Loan
Stores") located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo also conducts a significant portion of its mortgage loan originations through centralized production offices located in Des Moines, Iowa,
Frederick, Maryland and Minneapolis, Minnesota. At the latter locations, Wells Fargo receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo also provides information and accepts applications through the internet.

         The following are Wells Fargo's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers
(including borrowers with mortgage loans currently serviced by Wells Fargo or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo), (ii) referrals by realtors, other real estate professionals and prospective borrowers to the Loan
Stores, (iii) referrals from selected corporate clients, (iv) originations by Wells Fargo's Private Mortgage Banking division
(including referrals from the private banking group of Wells Fargo and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) several joint ventures into which Wells
Fargo, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the "Joint
Ventures") and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells
Fargo acquires qualifying mortgage loans from other unaffiliated originators ("Correspondents"). See "-- Acquisition of Mortgage Loans
from Correspondents" below. The relative contribution of each of these sources to Wells Fargo's origination business, measured by the volume of loans generated, tends to fluctuate over time.

         Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo or affiliates of Wells Fargo.

         Wells Fargo may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells
Fargo) through general and targeted solicitations. Such solicitations are made through direct mailings, mortgage loan statement inserts and television, radio and print advertisements and by telephone. Wells Fargo's targeted solicitations may be based on characteristics such as the borrower's mortgage loan interest rate or payment history and the geographic location of the mortgaged property.

         A majority of Wells Fargo's corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through
Wells Fargo's acquisition of mortgage loans from other originators. Also among Wells Fargo's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of
Wells Fargo mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

         Acquisition of Mortgage Loans from Correspondents

         In order to qualify for participation in Wells Fargo's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans,
(iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo for consistency with Wells
Fargo's underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with
Wells Fargo standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

         The contractual arrangements with Correspondents may involve the commitment by Wells Fargo to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("Delegated Underwriting"), which will result in Wells Fargo not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondent's representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo's post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondent's compliance with Wells Fargo's underwriting standards. In all instances, however, acceptance by Wells Fargo is contingent upon the loans being found to satisfy Wells Fargo's program standards or the standards of a pool insurer. Wells Fargo may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo's underwriting standards.

         Wells Fargo Bank Underwriting

         The following is a summary of Wells Fargo's "general" underwriting standards and the substantially less restrictive underwriting criteria applicable to Wells Fargo's "retention program."

         General Standards. Wells Fargo's underwriting standards are applied by or on behalf of Wells Fargo to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral.
The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value
(i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. Wells Fargo's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage
Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the Mortgage Loans will be underwritten by or on behalf of Wells Fargo generally in accordance with the standards and procedures described herein.

         Wells Fargo supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a "Mortgage Score."

         The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO Score" which indicates a level of default probability over a two-year period.

         The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters
(including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review
(which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

         With respect to all mortgage loans underwritten by Wells Fargo, Wells Fargo's underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when
Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo to process loans on its behalf, or independent contractors hired by Wells Fargo to perform underwriting services on its behalf ("contract underwriters") make initial determinations as to the consistency of loans with Wells Fargo underwriting guidelines. Wells Fargo may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by
Wells Fargo pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo although the mortgage loan file is reviewed by Wells Fargo to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See "-- Acquisition of Mortgage Loans from Correspondents" above.

         A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

         Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have.
This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo, but Wells Fargo's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower's employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo to have been underwritten with "full documentation." In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

         In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value
Ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down loans, the ratio is determined by including in the applicant's total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo's Private Mortgage Banking division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. In evaluating an application with respect to a "non-owner-occupied" property, which
Wells Fargo defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family mortgaged property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan.  Wells Fargo permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

         Secondary financing may be provided by Wells Fargo, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a
"Home Asset ManagementSM Account Loan"). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related mortgaged property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

         Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. The "Loan-to-Value Ratio"
is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any
Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation), an entity jointly owned by an affiliate of Wells Fargo and an unaffiliated third party.

         The appraisal of any mortgaged property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a mortgaged property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain mortgaged properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such mortgaged properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

         Wells Fargo originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage
Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a
Loan-to-Value Ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having
Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding Cooperatives).
Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

         Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title
Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

         Retention Program Standards. A borrower with at least one mortgage loan serviced by Wells Fargo may be eligible for Wells
Fargo's retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo may permit a refinancing of one or more of the borrower's mortgage loans that are serviced by Wells Fargo or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo may not obtain a current credit report for the borrower or apply a new FICO
Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

         Wells Fargo may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo as well as a satisfactory FICO Score. Wells Fargo may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower's current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

         Underwriter Discretion.  During the second calendar quarter of 2005, Wells Fargo initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo's underwriting guidelines and policies.  This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines.  There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

National City Mortgage Co.

         National City Mortgage Co. (referred to in this term sheet supplement as National City, an Originator or a Servicer) is a
division of National City Bank of Indiana which is a wholly owned subsidiary of National City Corporation. National City is a leading originator of residential mortgages throughout the United States and is headquartered in Miamisburg, Ohio, a southern suburb of
Dayton, Ohio. National City is comprised of approximately 7,000 employees and operates 330 lending offices in 37 States from coast to coast.

         National City has over 50 years of experience in originating residential mortgage loans.  The predecessor of National City,
North Central Mortgage Corporation, was founded in 1955.  Since then, the company has been owned by Society Corporation and Shawmut
Bank before being purchased by National City Corporation in 1989.  In 1989 the name was changed to National City Co.  Since the acquisition by National City Corporation, National City has grown through the acquisitions of Gem Mortgage Corporation, Merchants
National Bank, Integra Mortgage Company, Commonwealth United Mortgage, FNMC-The Mortgage Company, Eastern Mortgage Services, First of
America, AccuBanc Mortgage, and Muirfield Mortgage.

         National City originates residential mortgage loans through retail branch offices located throughout the United State, a wholesale network of brokers, and correspondent lending.  National City has the financial strength and stability that makes it one of the top ten largest mortgage originators in the nation.

         National City "Retail" and "Wholesale" underwriting divisions are structured based on the functionality which best fits the operations of the production channel they support (both centralized and decentralized).

         Regardless of structure, all underwriting reports to the appropriate National Underwriting Manager.

         National City utilizes comprehensive, detailed policies and procedures available to all employees through the company's intranet. These policies and procedures consist of operations policies and procedures manuals, underwriting manuals, product guidelines, the index of credit policy statements and the company's responsible lending policy.

         Corporate asset quality measures including statistical audits, targeted reviews, investor audits, quality and compliance reviews for branches with higher defect rates and production action plans are applied across the organization. Additionally, each of the origination channels employs specific quality control measures to address the specific needs of the channel. These include 100%
pre-funding audits within National City Wholesale  underwriting division to check for identity theft, flipping and property valuation issues. Target audits are conducted in National City Retail underwriting division in sufficient detail to be able to identify issues and effect behavior changes at a branch and even individual loan officer level.

         The table below sets forth the number and aggregate principal balance of all mortgage loans which were originated by
National City during the periods indicated:

                                                       Twelve Months Ended December 31,

                                      2001                  2002               2003                   2004                 2005

By Number                            386,748              492,451             655,287                404,614             325,916
By Aggregate Principal
Balance                         $56,865,963,869      $79,478,299,994       $105,561,114,324     $65,664,278,140     $59,031,348,835

         National City Underwriting Standards

         National City's underwriting standards are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present.  Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor's credit history. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.

         With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes. With respect to conforming purchase money or rate/term refinance loans, all loan-to-value and loan amount limits shall comply with Fannie Mae or Freddie Mac requirements.  With respect to fully documented, non-conforming purchase money or rate/term refinance loans secured by single-family and two-family residences, loan- to-value ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000 are generally allowed.

         Mortgage loans with principal balances exceeding $1,000,000 ("super jumbos") are allowed if the loan is secured by the borrower's primary residence or second home. The loan-to-value ratio for super jumbos generally may not exceed 75%. For cash out refinance loans, the maximum loan-to- value ratio generally is 90% and the maximum "cash out" amount permitted is based in part on the original loan-to-value of the related mortgage loan and FICO score.  Typically, the maximum cash-out permitted is the greater of $200,000 or 50% of the new loan amount for LTVs above 50%.  Less than fully-documented loans generally have lower loan-to-value and/or loan amount limits.

         For each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon a new appraisal, the principal balance of such mortgage loan represents
80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the
Mortgage Loans sold to the Seller by National City meet Fannie Mae's or Freddie Mac's standard or are acceptable to the Rating
Agencies.

         In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, National City generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

         National City also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly
TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, National City applies the lower middle score of all borrowers.

         Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

         Full/Alternative Documentation.  Under full/alternative documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications, covering a 2-year period for employment/income and a 2-month period for assets.  Eligible loans may have been processed through Loan Prospector or Desktop Underwriter which afford the following documentation variations:

- Verbal verification of employment

- Less than 12 months employment verified

- 12-23 months employment verified

- 24 months or more employment verified

- 1 or 2 months bank statements

          Stated Documentation.  Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower's employment without reference to income. Borrower's assets may or may not be verified.

                                                    SERVICING OF THE MORTGAGE LOANS

General

         Primary servicing of the Mortgage Loans will be provided by National City and Wells Fargo in accordance with the terms of the Pooling Agreement and the Servicing Agreements, as defined below.  Pursuant to a master purchase and servicing agreement, dated as of May 1, 2006 (as amended from time to time, the "National City Servicing Agreement"), National City will service the Mortgage
Loans it will sell to the Depositor. Pursuant to a seller's warranties and servicing agreement, dated as of April 1, 2006 (the "Wells
Fargo Servicing Agreement" and collectively with the National City Servicing Agreement, the "Servicing Agreements"), Wells Fargo will service the Mortgage Loans it will sell to the Depositor.

         The Servicers may perform any of their obligations under the Servicing Agreements through one or more subservicers. Despite the existence of subservicing arrangements, each Servicer will be liable for its servicing duties and obligations under the related
Servicing Agreement as if such Servicer alone were servicing the related Mortgage Loans. All of the Mortgage Loans will be master serviced by U.S. Bank in accordance with the terms of the Pooling Agreement. The Master Servicer will be required to supervise, monitor and oversee the performance of the Servicers, but will not be directly responsible for the servicing of the Mortgage Loans.
In the event of a default by a Servicer under the Pooling Agreement, the Master Servicer will be required to enforce any remedies against the related Servicer and will either find a successor servicer or will assume the primary servicing obligations for the related Mortgage Loans itself.  In the event of a default by the Master Servicer in its role as Master Servicer or Certificate
Administrator, the Trustee will be required to enforce any remedies against the Master Servicer and will either find a successor
Master Servicer and Certificate Administrator or assume the master servicing and certificate administration roles itself.

         The Certificates will not represent an interest in, or an obligation of, nor are the Mortgage Loans guaranteed by, the
Master Servicer, the Servicers or any of their affiliates.

The Master Servicer and Certificate Administrator

         U.S. Bank National Association (referred to in this term sheet supplement as U.S. Bank, the Master Servicer or the
Certificate Administrator) is a national banking association, with its master servicing offices located at 2121 Cliff Drive, #205,
Eagan, MN 55122, and its certificate administration offices at 60 Livingston Ave., St. Paul, MN 55107.  U.S. Bank is a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $209 billion as of December 31, 2005.  As of December 31, 2005, U.S. Bancorp served approximately 13.4 million customers, operated 2,419 branch offices in 24 states and had over 51,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

         U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities.  U.S. Bank has provided corporate trust services since 1924.  As of December 31, 2005, U.S. Bank was acting as trustee with respect to approximately 54,019 issuances of securities with an aggregate outstanding principal balance of over $1.5 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

         On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia
Corporation.  Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

         The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements. In particular, the Master Servicer independently calculates monthly loan balances based on Servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling Agreement, and will establish and maintain the Collection Account for the benefit of the certificateholders.
In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master
Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer. U.S. Bank has been engaged in the business of master servicing pools of residential mortgage loans since 1996, but it has not acted as master servicer for any securitization transactions. As of December 31, 2005, U.S. Bank was acting as master servicer for approximately 296 pools of residential mortgage loans with an aggregate outstanding principal balance of approximately $1,426,548,000.

         U.S. Bank will be the Certificate Administrator under the Pooling Agreement and will perform certain securities and tax administration services, including the paying agent functions, for the Trust.  Certificate transfer services are conducted at the
Corporate Trust Office of the Certificate Administrator. U.S. Bank has been engaged in the business of certificate administration since 1987. As of December 31, 2005, U.S. Bank was acting as securities administrator with respect to more than $29,342,000,000 of outstanding residential mortgage-backed securities.

         The Certificate Administrator and the Master Servicer together will receive the Master Servicing Fee as compensation for performance of their duties under the Pooling Agreement.  The Certificate Administrator has agreed to perform only those duties specifically set forth in the Pooling Agreement.  Many of the duties of the Certificate Administrator are described throughout this term sheet supplement.  Under the terms of the Pooling Agreement, the Certificate Administrator's limited responsibilities include the following:

o                 to deliver to certificateholders of record certain notices, reports and other documents received by the Certificate
                  Administrator, as required under the Pooling Agreement;

o                 to authenticate, deliver, cancel and otherwise administer the Certificates;

o                 to periodically report on and notify certificateholders of certain matters relating to actions taken by the Trustee, property and funds that are possessed by the Trustee, and other similar matters;

o                 to establish and maintain the Certificate Account and to maintain accurate records of activity in the Certificate Account;

o                 to represent the certificateholders in interactions with clearing agencies and other similar organizations;

o                 to distribute and transfer funds in the Certificate Account pursuant to the report that it will prepare, which will include information provided to it by the Master Servicer and the Servicers, as applicable, in accordance with the terms of the Pooling Agreement;

o                 to periodically report on and notify certificateholders of certain matters relating to actions taken by the Certificate
                  Administrator, property and funds that are possessed by the Certificate Administrator, and other similar matters;
                  and

o                 to perform certain other administrative functions identified in the Pooling Agreement.

         The Certificate Administrator's procedures for performing its calculation duties as required by the Pooling Agreement are set forth as follows:

o                 A U.S. Bank analyst (an "Analyst") will review the relevant executed legal transaction documents for this transaction
                  (collectively, the "Documents") and program the distribution module of U.S. Bank's cash-flow modeling system (the
                  "System") to provide the necessary calculations for this transaction.  The programming will consist of modeling all collection and withdrawal activity that will take place in all of the trust accounts for this transaction and modeling the payment priorities (the disbursement of cash) to the certificateholders and various other parties.

o                 Prior to the first distribution to the certificateholders, a supervisor for the transaction (the "Supervisor") will create an independent review spreadsheet, which will be based on the Documents and will be processed each month and compared to the System model output.  The Supervisor will also review the content of the certificateholder statements prior to the first Distribution Date to ensure that all information required by the Documents is present and correct.

o                 The entire distribution program will undergo a line-by-line formula review by the Supervisor prior to the sixth month of distributions.  The Supervisor's responsibility is to make sure that the program is consistent with the terms and payment priorities set forth in theDocuments and that the certificateholders statement includes all items required to be reported by the Documents.

o                 On a monthly basis, an Analyst will obtain from the servicer a file containing the payment activity for the related collection period on a loan-by-loan basis.  The loan file will be converted to a database format and loaded into the
                  System program.  Prior to processing, the loan data will be reviewed to determine the reasonableness of the data based on loan level data received with respect to the cut-off date or the most recent collection period.  Once the loan data is confirmed with the servicer, the Analyst will input several aggregate amounts into a System database and begin processing the distributions through the System.

o                 To the extent the Certificate Administrator is required by the documents to re-compute any loan-data elements supplied by a Servicer, the Certificate Administrator will do so based on information received from the underwriter or a
                  Servicer.  The Certificate Administrator will identify all discrepancies and bring them to the attention of the servicer for resolution. If all discrepancies are not resolved by the date required in the Documents, the
                  Certificate Administrator will deliver a discrepancy memorandum to the servicer.

o                 The distribution reports will be reviewed by the Analyst and then by the Supervisor using a transaction-specific review spreadsheet.  Any corrections identified by the Supervisor will be corrected by the Analyst and reviewed by the
                  Supervisor.  The Supervisor also will be responsible for the timely delivery of reports to the administration unit for process all cashflow items.

         In the past three years, the Certificate Administrator has not made material changes to the policies and procedures of its securities administration services for asset-backed certificates.  However, the Certificate Administrator acquired the securities administration business of State Street Bank and Trust Company in 2002, and prior to January 1, 2006, the officers and employees in the office of the Certificate Administrator acquired from State Street and Trust Company used slightly different procedures than those set forth above to review the data for each certificateholder statement.  Instead of creating an independent spreadsheet for review, a Supervisor reviewed each line of a proposed certificateholder statement prior to its distribution.  As of January 1, 2006, all offices of the Certificate Administrator use the procedures set forth above.

         The Certificate Administrator is not liable for any errors of judgment as long as the errors are made in good faith and the
Certificate Administrator was not negligent.

         The Certificate Administrator may resign at any time by giving written notice to the Trustee, the Depositor and the certificateholders.  The Certificate Administrator may be removed at any time by a majority of the certificateholders.  The Depositor may also remove the Certificate Administrator if the Certificate Administrator is no longer eligible to act as Certificate
Administrator under the Pooling Agreement, or if the Certificate Administrator becomes insolvent.  In all those circumstances, the
Depositor must appoint a successor Certificate Administrator for the Certificates.  Any resignation or removal of the Certificate
Administrator and appointment of a successor Certificate Administrator will not become effective until the successor Certificate
Administrator accepts the appointment.

         The successor Certificate Administrator must be (a) an institution the deposits of which are fully insured by the FDIC and (b)
a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor certificate administrator either an institution (i) the long-term unsecured debt obligations of which are rated at least "A" by Fitch and S&P and "A2" by
Moody's or (ii) whose serving as Certificate Administrator would not result in the lowering of the ratings originally assigned to any class of Certificates.  The Certificate Administrator or any successor to it may not be the Depositor or an affiliate of the
Depositor, an Originator, the Master Servicer, a Servicer or a subservicer, unless the Certificate Administrator is an institutional trust department.

         Under the Pooling Agreement, the Pool Distribution Amount for each Loan Group will be decreased by such Loan Group's allocable share of any amounts owed to the Certificate Administrator due to the Trust's indemnification of the Certificate
Administrator for any losses, liabilities or expenses it or its directors, officers, employees or agents incurs in connection with any claim relating to the Pooling Agreement or the Certificates, or its duties under the Pooling Agreement.  The Trust is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Certificate
Administrator through the Certificate Administrator's own willful misfeasance, bad faith or negligence.

The Servicers

         Each of the Servicers has provided the information in the following paragraphs with respect to its servicing of mortgage loans.

         National City Mortgage Co.

         Organization.  National City, an Ohio corporation and a wholly-owned subsidiary of National City Corporation ("NCC"), is a leading servicer of prime residential mortgages throughout the United States and is headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. As of December 31, 2005, National City serviced more than 1.1 million mortgage loans totaling more than
$168.9 billion. National City's portfolio is composed of $145.7 billion in conventional loans and $23.2 billion in FHA/VA loans.

         The predecessor of National City, North Central Financial Corporation, was founded in 1955. Since then, the company has been owned by Society Corporation and Shawmut Corporation before being purchased by NCC in 1989. The name was then changed to National City Mortgage Co. At that time, the servicing portfolio contained 55,000 loans totaling $2.7 billion.
Since the acquisition by NCC, National City has grown through the consolidation of the residential mortgage lending operations of all
NCC banking affiliates, National City Bank and mortgage acquisitions, as well as through direct originations. NCC and affiliated companies provide specialized services to the National City in various areas of operations.

         Effective January 1, 2005, National City reorganized the legal structure of its mortgage operations. This restructuring included the transfer of its mortgage origination function to National City Bank of Indiana and the movement of its servicing and secondary marketing functions to a newly created company, National City Mortgage Co.

         There are no material legal proceedings pending against National City.

         Servicing.  National City maintains a centralized servicing platform in Miamisburg, OH. The site performs the loan administration tasks including imaging, new loan setup, loan accounting and cashiering, escrow administration, investor services, customer service, payoffs and all delinquent and default processing. National City utilizes Fidelity National Information Services's
("Fidelity") Mortgage Servicing Package ("MSP") as its servicing system. National City provides customary servicing pursuant to servicing agreements between National City and the various investors.

         There have been no material changes to the policies or procedures in the servicing function of National City in the past three years.

         The following table summarizes the loan servicing portfolio experience, on the dates indicated, of all mortgage loans originated or acquired by National City and serviced or master serviced by National City. The information should not be considered as a basis for assessing the likelihood of future growth or declination of the servicing portfolio for the Mortgage Loans, and no assurances can be given that the past loan servicing portfolio experience presented in the following table will be indicative of the actual experience on the Mortgage Loans going forward:

                          -------------- --------------- --------------- -------------- --------------- --------------
TOTAL SERVICING           December 2001  December 2001   December 2002     December     December 2003     December
                          -------------- --------------- --------------- -------------- --------------- --------------
                              Count          $(000)          Count        2002 $(000)       Count        2003 $(000)
Count/Balance                800,450      $88,386,490       964,741      $122,259,694     1,111,388     $155,274,844
Percentage Change             20.2%          40.3%           20.5%           38.3%          15.2%           27.0%
From Prior Year
Percent Government             27%            24%             25%             21%            23%             19%
                          -------------- --------------- --------------- -------------- --------------- --------------

                          -------------- --------------- --------------- -------------- --------------- --------------
TOTAL SERVICING           December 2004  December 2004   December 2005     December       March 2006     March 2006
                          -------------- --------------- --------------- -------------- --------------- --------------
                              Count          $(000)          Count        2005 $(000)       Count          $(000)
Count/Balance               1,135,033     $164,020,079     1,111,277     $168,946,723     1,102,525     $168,683,392
Percentage Change             2.1%            5.6%           -2.1%           3.0%           -0.8%           -0.2%
From Prior Year
Percent Government             22%            17%             18%             14%            18%             13%
                          -------------- --------------- --------------- -------------- --------------- --------------

         The National City investor reporting unit has implemented several technological applications to improve its reporting capabilities including an "Investor Information Database" used to maintain a wealth of investor related information. The investor reporting unit had no material late remittances or reports during the past 12 months.

         National City maintains two lockbox locations through a third-party vendor. The majority of all borrower payments are processed through these lockboxes. The "Payment Services Department" processes exception payments including lockbox exceptions, mail received in Miamisburg and walk-ins, which is approximately 2% of the overall payment volume. In addition, the department manages suspense, payment research for missing payments, returns for non-sufficient funds or stop payment, electronic funds transfer, and balancing cash deposited into the payment clearing accounts.

         The Tax Department is responsible for disbursing and remitting all escrowed property tax payments to the appropriate tax collector and monitoring of non-escrowed tax payments to ensure taxes are paid to maintain National City's lien position. National
City monitors its tax payment functions in-house. The department utilizes quality control processes to ensure the validity of tax lines. The company still uses third-party vendors to validate property parcels and perform delinquent tax tracking.

         Loan setup employees validate 100% of the imaged loan documents to the company's origination system to ensure accuracy.
National City also uses Fidelity's Electronic Loan Interface (ELI) product, which also contains data integrity edit checks. Loans must pass a quality control check prior to boarding MSP. Comprehensive data validation and edit applications create reports representing missing or inconsistent data and errors.

         National City's mortgage loan document custodial responsibilities are performed by National City Bank of Kentucky or as designated by the related servicing agreement.

         National City employs vendors to monitor and track hazard, flood and lender placed insurance for both escrowed and non-escrowed loans. Mortgagors are required to maintain coverage and provide proof of insurance in the event of cancellation or expiration. The company uses an automated lender placed insurance process, whereby letters are sent to the borrower requesting proof of insurance before a third and final letter, including the lender placed policy, is sent. Additionally, two verbal attempts are made to reach the insurance carrier. National City implements lender placed flood insurance to cover any gap between the property value and insurance coverage.

         National City utilizes technology to direct its customer service work flow including Director, a component of Fidelity that adds increased customer data, improved work flow processes, performance monitoring, and scripting. The company also uses Aspect, a call forecasting tool, to assist in managing call activity and scheduling.

         National City's non performing loan servicing includes collections, loss mitigation, bankruptcy, foreclosure, real estate owned (REO), and claims. The company utilizes a broad default management philosophy, focusing staff and technology to resolve borrower defaults through early intervention and active loss mitigation workout programs.

         The company has expanded its default management capacity and has focused its resources on training, technology, and reporting to ensure its staff is prepared for any increase in defaults. The company utilizes the MSP system along with a variety of additional applications, including Early Resolution software, to increase consistency, functionality, information and controls in support of its default management efforts.

         The default information services group provides centralized training, management-level reporting and customized private investor reporting. A quality control program that reviews all breached loans prior to referral to foreclosure ensures that loans are not referred unless borrowers have been given the opportunity to resolve their delinquency through appropriate workout options.

         Routine servicing matters, such as property inspections and correspondence management and resolution, are handled in this department.

         National City uses an automated telephone dialer to contact borrowers for all stages of delinquency, in addition to a managed dial feature for severely delinquent accounts. Collection managers determine caseloads and develop collection strategies and collector calling queues using industry standard behavioral technology. Aspect is also used in this unit to project staffing needs.

         For accounts that are delinquent, National City maintains an active website that allows borrowers to view workout options, submit their requests for assistance and obtain status updates on line. Imaged documents substantiating their financial situation can be submitted on line.

         National City's bankruptcy unit is structured in teams by bankruptcy case type and uses domestic vendors to support referrals for proofs of claim and motions for relief. The company has extensive automation that provides proficient processes, document flows, and connectivity to attorneys and bankruptcy courts, increasing productivity and performance tracking. Processors are assigned caseloads based on loan type and investor.

         A "Support Group" provides assistance with clerical and cash management processing. "Foreclosure Specialists" focus on strict timeline management to minimize losses, closely managing and tracking loss severities. National City maintains a separate
Foreclosure Referral Unit that ensures loans referred to foreclosure meet investor guidelines. The unit reviews 100% of the loans receiving a demand notice, as well as 100% of loans referred to foreclosure. Using highly automated processes, monitoring, and tracking, the unit checks each file for appropriate approvals, timely referrals, loss mitigation processes, and compliance to investor guidelines. Loans that are not fully compliant are referred to the special servicing team for correction and additional servicing.

         The company uses quarterly auctions for aged REO inventory of more than 18 months and price reductions are made every 30 days as necessary. The REO unit utilizes both broker's price opinions and appraisals to determine property value and establish listing prices.

         Wells Fargo Bank, N.A.

         Servicing Experience.  Wells Fargo is an indirect, wholly-owned subsidiary of Wells Fargo & Company.  Wells Fargo is a national banking association and is engaged in a wide range of activities typical of a national bank.  Wells Fargo, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans.  Wells Fargo, including its predecessors, has been servicing residential mortgage loans since 1974.  These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo locations including Frederick, Maryland, Fort Mill, South
Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

         Wells Fargo's servicing portfolio of residential mortgage loans (which includes Prime 30-Year Fixed-Rate Relocation Loans,
Prime 30-Year Fixed-Rate Non-Relocation Loans, Prime 15-Year Fixed-Rate Loans and Prime Adjustable-Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo) has grown from approximately $450 billion as of the end of 2000 to approximately $1.005 trillion as of the end of 2005.  The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo (other than any mortgage loans serviced for Fannie
Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association,
Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans:

                                        As of                         As of                         As of
                                  December 31, 2003             December 31, 2004             December 31, 2005
                               ___________________________  ____________________________  _______________________________
                                             Aggregate                     Aggregate                     Aggregate
                                             Original                      Original                      Original
                                             Principal                     Principal                     Principal
                               No. of       Balance of       No. of       Balance of       No. of       Balance of
                               Loans           Loan           Loans          Loan           Loans          Loan
First Lien Non-
Conforming, Non-
Subprime Loans                472,694     $141,120,796,584   553,262    $171,086,652,776   635,091    $218,067,611,101

         Servicing Procedures.  Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo's automated loan servicing system.  Wells Fargo then makes reasonable efforts to collect all payments called for under the Mortgage
Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans.  Wells Fargo may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

         Wells Fargo's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure mortgaged property.  Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo's automated servicing system. If timely payment is not received, Wells Fargo's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo's automated loan servicing system automatically removes the
Mortgage Loan from that collection queue.

         When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due.
Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as
Western Union, Phone Pay and Quick Collect, in order to expedite payments.  Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer.  Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency.  For those loans in which collection efforts have been exhausted without success, Wells Fargo determines whether foreclosure proceedings are appropriate.  The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the mortgaged property, the amount of borrower equity in the mortgaged property and whether there are any junior liens.

         Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel.  Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication.  Attorney timeline performance is managed using quarterly report cards.  The status of foreclosures and bankruptcies is monitored by Wells Fargo through its use of such software system.
Bankruptcy filing and release information is received electronically from a third-party notification vendor.

         Prior to a foreclosure sale, Wells Fargo performs a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo bases the amount it will bid at foreclosure sales on this analysis.

         If Wells Fargo acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

         Wells Fargo's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo will obtain lender-placed insurance at the borrower's expense.

Servicing and Other Compensation and Payment of Expenses

         The Servicing Fee is payable out of the interest payments received on each Mortgage Loan serviced by the related Servicer, prior to any payments to the Master Servicer or the Certificate Administrator or any distributions to the certificateholders.  For each Loan Group, the related Master Servicing Fee is payable out of the Pool Distribution Amount for such Loan Group, as described in
"Description of the Certificates -- Priority of Distributions" in this term sheet supplement.  The Administrative Fees with respect to a Loan Group, consisting of the Servicing Fee and the Master Servicing Fee for such Loan Group, will accrue on the Stated Principal
Balance of each Mortgage Loan in such Loan Group as of the due date in the month preceding the month of the related Distribution Date at the Administrative Fee Rate, which is equal to the sum of the Servicing Fee Rate and the Master Servicing Fee Rate.  The annual fee payable to the Trustee for its responsibilities under the Pooling Agreement will be payable by the Master Servicer.

         Each Servicer is obligated to pay certain ongoing expenses associated with the Trust and incurred by such Servicer in connection with its responsibilities under the Pooling Agreement. Those amounts will be paid by the applicable Servicer out of its
Servicing Fee. The amount of a Servicer's Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans in the Loan
Groups it services, as described under "The Pooling and Servicing Agreement -- Compensating Interest" in this term sheet supplement.
Each Servicer is also entitled to receive all late payment fees, assumption fees and other similar charges and all investment income earned on amounts on deposit in the applicable Servicer Custodial Account, and any Excess Liquidation Proceeds with respect to
Liquidated Mortgage Loans that it services.

         The Master Servicer is also entitled to receive all investment income earned on amounts on deposit in the Collection
Account. The Certificate Administrator is entitled to receive all investment income earned on amounts on deposit in the Certificate
Account.

         Each of the Master Servicer, the Servicers, the Certificate Administrator, the Trustee and the Depositor is entitled to be reimbursed from and indemnified by the Trust for certain expenses incurred by the Master Servicer, the Servicers, the Certificate
Administrator, the Trustee or the Depositor, as applicable, in connection with their respective responsibilities under the Pooling
Agreement.

                                                AFFILIATIONS AMONG TRANSACTION PARTIES

         The Seller and Sponsor, the Depositor and the underwriter are affiliates and wholly-owned subsidiaries of Wachovia
Corporation. The Master Servicer, the Certificate Administrator and the Custodian are affiliated parties.  There are no affiliations between the Seller and Sponsor, the Depositor, the underwriter or the Trust and any of the Master Servicer, the Servicers, the
Trustee, the Certificate Administrator, the Custodian, or any significant obligor contemplated by Item 1112 of Regulation AB (17
C.F.R. ss. 229.1112).  There are no affiliations among the Master Servicer, the Servicers, the Trustee, or any significant obligor contemplated by Item 1112 of Regulation AB.  There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Seller and Sponsor, the Depositor or the Trust and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to any investor's understanding of the Certificates, or that relate to the Certificates or the Mortgage Loans.  No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

                                                           LEGAL PROCEEDINGS

         There are no material pending legal or other proceedings involving the Mortgage Loans or the Seller and Sponsor, the Master
Servicer, the Servicers, the Depositor, the Trust, or other parties described in Item 1117 of Regulation AB (17 C.F.R. ss. 229.1117)
that, individually or in the aggregate, are material to investors in the Certificates.

         The Seller and Sponsor, the Master Servicer, the Servicers, the Originators, the Certificate Administrator and
the Custodian are currently parties to various legal proceedings arising from time to time in the ordinary course of their businesses, some of which purport to be class actions.  Based on information currently available, it is the opinion of these parties that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate, will not have a material adverse effect on their ability to perform their obligations in relation to the Mortgage Loans.  No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on the Seller and Sponsor, the Master Servicer, the Servicers, the Originators, the Certificate
Administrator and the Custodian.  Any such unfavorable outcome could adversely affect the ability of any of these parties to perform its duties with respect to the Mortgage Loans or any material agreement relating to the Certificates described herein, and could potentially lead to the replacement of such party under any such agreement.

                                                  THE POOLING AND SERVICING AGREEMENT

         The Certificates will be issued pursuant to the Pooling Agreement. The prospectus contains important additional information regarding the terms and conditions of the Pooling Agreement and the Certificates.  See "Description of the Agreements" in the
prospectus.

         The following summaries do not purport to be complete and are subject to the provisions of the Pooling Agreement which are incorporated by reference. The Depositor will file a final copy of the Pooling Agreement with the SEC pursuant to a Current Report on
Form 8-K within fifteen days after the closing date.

Assignment of Mortgage Loans

         In connection with the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor will deliver or cause to be delivered to the Trustee, or the Custodian on its behalf, among other things, the Mortgage File with respect to each Mortgage
Loan.  Assignments of the Mortgage Loans to the Trustee (or its nominee) will not be recorded, except in states where recordation is required in the appropriate public office for real property records by either Rating Agency to obtain the initial ratings on the
Certificates described under "Certificate Ratings" in this term sheet supplement. With respect to any mortgage which has been recorded in the name of MERS or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered, and any such mortgage will not be recorded. Instead, the related Servicer will be required to take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee, or the Custodian on its behalf, will promptly review each Mortgage File after the closing date (or promptly after the Trustee's receipt of any document permitted to be delivered after the closing date) to determine if any of the required documents is missing.

Repurchases of Mortgage Loans

         If any document required to be included in the Mortgage File is defective or is not delivered to the Trustee, or the
Custodian on its behalf, and the defect or omission materially and adversely affects the interest of the certificateholders in the Mortgage Loan, or if a Mortgage Loan breaches any of the representations made by the Seller in the Mortgage Loan Purchase
Agreement in any material respect and the Depositor or the Seller, as applicable, does not cure such omission or defect within
90 days, the Depositor or the Seller, as applicable, will be required, within 90 days following discovery or notice of the defect or omission either (i) to repurchase the related Mortgage Loan (or any property acquired in respect thereof) at the Purchase Price, or (ii) to substitute an Eligible Substitute Mortgage Loan; however, such substitution generally is permitted only within two years of the closing date. Any Mortgage Loan repurchased or subject to a substitution as described in this paragraph is referred to as a
Deleted Mortgage Loan.  In the case of the breach of the representation made by the Seller that a Mortgage Loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws, the Seller will be required to pay any costs or damages incurred by the Trust as a result of the violation of such laws.

         With respect to any Eligible Substitute Mortgage Loan, if the principal balance of such Eligible Substitute Mortgage Loan
(after deduction of any Monthly Payments due in the month of substitution) is less than the unpaid principal balance of the related
Deleted Mortgage Loan, such shortfall (referred to as a Substitution Adjustment Amount) will be deposited by the Seller or the
Depositor, as applicable, and held for distribution to the certificateholders on the related Distribution Date.

         This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document or a breach of a representation or warranty.

Payments on Mortgage Loans; Accounts

         On or prior to the closing date, each Servicer will establish an account (referred to in this term sheet supplement as a
Servicer Custodial Account).  Funds credited to a Servicer Custodial Account may be invested for the benefit and at the risk of the related Servicer in certain eligible investments, as described in the Pooling Agreement, that are scheduled to mature on or prior to the second business day preceding the next Distribution Date. On or prior to the second business day immediately preceding each
Distribution Date, each Servicer will withdraw from its Servicer Custodial Account the Pool Distribution Amount for each Mortgage
Loan it services and will remit such funds to the Master Servicer for deposit in the Collection Account.

         Additionally, each Servicer may from time to time make withdrawals from the related Servicer Custodial Account for the following purposes:

o             to pay itself the Servicing Fees described in "Servicing of the Mortgage Loans -- Servicing and Other Compensation and
              Payment of Expenses" in this term sheet supplement;

o             to reimburse itself for any unreimbursed advances, as more specifically described below under "-- Advances";

o             to reimburse itself for any expenses covered by insurance that are payable from Insurance Proceeds;

o             to pay the purchaser of any repurchased Mortgage Loan any amounts received in respect of such Mortgage Loan after the date of repurchase;

o             to reimburse itself or the Depositor for any expenses incurred that are indemnified by the Trust, as described under
              "Description of the Agreements -- Material Terms of the Pooling and Servicing Agreements and Servicing
              Agreements -- Certain Matters Regarding Servicers, the Master Servicer and the Depositor" in the prospectus; and

o             to withdraw any amount deposited to the Servicer Custodial Account that was not required to be deposited in the Servicer
              Custodial Account.

         The Master Servicer will establish and maintain in the name of the Trustee, for the benefit of the certificateholders, an account (referred to in this term sheet supplement as the Collection Account) into which it will deposit amounts received from the
Servicers and advances (to the extent required to make advances) made from the Master Servicer's own funds (less the Master
Servicer's expenses, as provided in the Pooling Agreement).  The Collection Account and amounts at any time credited thereto will comply with the requirements of the Pooling Agreement and will meet the requirements of the Rating Agencies.  Funds credited to the
Collection Account may be invested by and at the direction of the Master Servicer, for its own benefit and risk, in certain eligible investments, as described in the Pooling Agreement, or such funds may remain invested.

                  The Master Servicer may from time to time make withdrawals from the Collection Account for the following purposes:

o                 to make the payments to the Certificate Account, as described below;

o                 to pay itself any investment income earned on amounts on deposit in the Collection Account;

o                 to reimburse itself for any unreimbursed advances, as more specifically described below under "-- Advances";

o                 to reimburse itself for any expenses covered by insurance that are payable from Insurance Proceeds;

o                 to reimburse itself, the Trustee or the Certificate Administrator for:

-                 any expenses incurred that are indemnified by the Trust, as described herein or below under "-- The Trustee," and under
                  "Description of the Agreements -- Material Terms of the Pooling and Servicing Agreements and Servicing
                  Agreements -- Certain Matters Regarding Servicers, the Master Servicer and the Depositor" in the prospectus;

-                 to reimburse the Trustee for any expenses incurred by it that are payable by the Trust in connection with the appointment of a successor master servicer or servicer; or

-                 to reimburse the Trustee or Certificate Administrator for any expenses incurred by it that are payable by the Trust in connection with the appointment of a successor trustee or certificate administrator pursuant to the request of the certificateholders; and

o                 to withdraw any amount deposited to the Collection Account that was not required to be deposited in the Collection Account.

         On or prior to each Distribution Date, the Master Servicer will withdraw funds from the Collection Account to make the payments described under "Description of the Certificates -- Priority of Distributions" in this term sheet supplement, and deposit such funds into an account (referred to in this term sheet supplement as the Certificate Account) in the name of the Trustee, for the benefit of the certificateholders, which will be established and maintained by the Certificate Administrator. The Certificate Account
and amounts at any time credited thereto will comply with the requirements of the Pooling Agreement and will meet the requirements of the Rating Agencies.  Funds credited to the Certificate Account may be invested for the benefit and at the risk of the Certificate
Administrator in certain eligible investments, as described in the Pooling Agreement, and the Certificate Administrator will pay itself any investment income earned on amounts on deposit in the Certificate Account.

Compensating Interest

         When a Mortgage Loan is subject to a partial prepayment or is prepaid in full between due dates, the mortgagor is required to pay interest on the amount prepaid only to the date of prepayment in the case of a prepayment in full or to the due date in the month in which a partial prepayment is made. No interest will be paid by the mortgagor on the amount prepaid after those dates.
Prepayments will be distributed to certificateholders on the Distribution Date in the month following the month of receipt.

         Pursuant to the Pooling Agreement, the aggregate Servicing Fee payable to a Servicer for any month will be reduced by the amount of Compensating Interest with respect to such Servicer.  To the extent the Servicers fail to pay Compensating Interest in respect of any Distribution Date, the Master Servicer will be required to pay such Compensating Interest up to the amount of the
Master Servicing Fee payable to the Master Servicer on such Distribution Date.  Any such shortfalls in interest as a result of prepayments on the Mortgage Loans in excess of the amount of the related Compensating Interest for a month will reduce the amount of interest available to be distributed on the Certificates from what would have been the case in the absence of such prepayments. See
"Description of the Certificates -- Interest" in this term sheet supplement.

Advances

         Subject to the following limitations, each Servicer will be required to make advances prior to each Distribution Date in an amount equal to the aggregate of payments of principal and interest (net of the related Servicing Fee and any amounts such Servicer has determined will be a non-recoverable Advance) which were due on the related due date on the Mortgage Loans in the Loan Groups it services and which were delinquent on the related Determination Date.  Advances by a Servicer will be made from its own funds or funds in the applicable Servicer Custodial Account that do not constitute a portion of the applicable Pool Distribution Amount for such Distribution Date. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO property or mortgaged property relating to such Mortgage Loan.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Advances if the Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage
Loan. Recoverability is determined in the context of existing outstanding delinquencies, the current loan-to-value ratio and an assessment of the fair market value of the related mortgage property. If a Servicer determines on any Determination Date to make an
Advance, such Advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by a
Servicer to make a required Advance will constitute an event of default, and the Master Servicer, as successor servicer, or any other successor servicer will be obligated to advance such amounts to the Collection Account to the extent provided in the Pooling
Agreement.  Any failure of the Master Servicer, as successor servicer, to make such an Advance would constitute an event of default, and the Trustee (if it succeeds to the obligations of the Master Servicer under the Pooling Agreement) or the successor master servicer will be obligated to make the Advance, as successor servicer, in accordance with the terms of the Pooling Agreement.

Optional Termination

         The circumstances under which the obligations created by the Pooling Agreement will terminate in respect of the Certificates are described in "Description of the Securities -- Termination; Optional Purchase of Mortgage Loans and Contracts" in the prospectus.
In addition, Wells Fargo, as a Servicer, will have the option to purchase all remaining Mortgage Loans and other assets in the Trust when the scheduled balance of the Mortgage Pool as of the Distribution Date on which the purchase proceeds are to be distributed is less than 5% of the initial balance of the Mortgage Pool.  The purchase price will generally be equal to the sum of the Stated
Principal Balances of the Mortgage Loans and the fair market value of any REO Properties held by the Trust, together with the amount of any unpaid Advances of delinquent principal and interest made by the Servicers or the Master Servicer and one month's interest on the Stated Principal Balance of each Mortgage Loan.

         Distributions in respect of an optional purchase described above will be paid to certificateholders in order of their priority of distribution as described below under "Description of the Certificates -- Priority of Distributions." The proceeds from such a distribution may not be sufficient to distribute the full amount to which each class is entitled if the purchase price is based in part on the fair market value of the REO property and such fair market value is less than the scheduled balance of the related Mortgage Loan.

         In no event will the Trust created by the Pooling Agreement continue beyond the later of (a) the repurchase described above, if it results in the Trust no longer owning any Mortgage Loans, (b) the expiration of 21 years from the death of the survivor of the person named in the Pooling Agreement and (c) the final distribution to certificateholders of amounts received in respect of the assets of the Trust. The termination of the Trust will be effected in a manner consistent with applicable federal income tax regulations and the REMIC status of the Trust.

Special Servicing Agreements

         The Pooling Agreement will permit each Servicer to enter into a special servicing agreement with an unaffiliated holder of
100% of a class of Class B Certificates or of a class of securities representing interests in one or more classes of Class B
Certificates alone or together with other subordinated mortgage pass-through certificates. Pursuant to such an agreement, such holder may instruct the applicable Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans, but the applicable Servicer will be required to continue otherwise to service the Mortgage Loans in accordance with the provisions of the
Pooling Agreement.

The Trustee

         HSBC Bank USA, National Association will act as Trustee under the Pooling Agreement. The Trustee is a national banking association.  The Trustee's corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: Corporate
Trust or at such other address as the Trustee may designate from time to time.  The Depositor, the Seller and Sponsor, the Master
Servicer, the Servicers, the Originators and the Certificate Administrator may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee may appoint one or more co-trustees if necessary to comply with the fiduciary requirements imposed by any jurisdiction in which a mortgaged property is located.  As of March 31, 2006, HSBC Bank is acting as trustee for approximately 400 asset-backed securities transactions involving similar pool assets to those found in this transaction.

         Under the terms of the Pooling Agreement, the Certificate Administrator has agreed to pay to the Trustee reasonable compensation for performance of its duties under the Pooling Agreement.  The Trustee has agreed to perform only those duties specifically set forth in the Pooling Agreement.  Many of the duties of the Trustee are described throughout this term sheet supplement.  Under the terms of the Pooling Agreement, the Trustee's limited responsibilities include delivering to certificateholders of record certain notices, reports and other documents received by the Trustee.

         The Trustee is not liable for any errors of judgment as long as the errors are made in good faith and the Trustee was not negligent.

         If an event of default described in "Description of the Securities -- Material Terms of the Pooling and Servicing Agreements
and Servicing Agreements -- Events of Default under the Agreements" in the prospectus with respect to the Master Servicer occurs, in addition to the responsibilities described above, the Trustee will exercise its rights and powers under the Pooling Agreement to protect the interests of the certificateholders using the same degree of care and skill as a prudent man would exercise in the conduct of his own affairs.  If an event of default with respect to the Master Servicer occurs and is continuing, and a responsible officer of the Trustee has actual knowledge of such even of default, the Trustee will be responsible for enforcing the Pooling Agreement and the rights of the certificateholders.  See "Description of the Securities -- Material Terms of the Pooling and Servicing Agreements
and Servicing Agreements -- Rights Upon Event of Default under the Agreements" in the prospectus.

         The Trustee may resign at any time by giving written notice to the Depositor, the Master Servicer, the Servicers and the
certificateholders.  The Trustee may be removed at any time by a majority of the certificateholders.  The Depositor may also remove the Trustee if the Trustee is no longer eligible to act as trustee under the Pooling Agreement, or if the Trustee becomes insolvent.
In all those circumstances, the Depositor must appoint a successor Trustee for the Certificates.  Any resignation or removal of the
Trustee and appointment of a successor Trustee will not become effective until the successor Trustee accepts the appointment.

         The successor Trustee must be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee either an institution (i)
the long-term unsecured debt obligations of which are rated at least "A" by Fitch and S&P and "A2" by Moody's or (ii) whose serving as Trustee would not result in the lowering of the ratings originally assigned to any class of Certificates.  The Trustee may not be an affiliate of the Depositor, the Master Servicer or any Servicer.

         Under the Pooling Agreement, the Pool Distribution Amount for each Loan Group will be decreased by such Loan Group's allocable share of (i) amounts owed to the Trustee in connection with the appointment of a successor master servicer (if not paid by the Master Servicer) and (ii) any amounts owed to the Trustee due to the Trust's indemnification of the Trustee for any losses, liabilities or expenses it or its directors, officers, employees or agents incurs in connection with any claim relating to the
Pooling Agreement or the Certificates, or its duties under the Pooling Agreement.  The Trust is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misfeasance, bad faith or negligence.

Reports to Certificateholders

         The Certificate Administrator will prepare on a monthly basis statements containing, among other things, information relating to principal and interest distributions on the Offered Certificates and the status of the Mortgage Pool in accordance with
Item 1121 of Regulation AB (17 C.F.R. ss. 229.1121), as described under "Description of the Securities -- Reports to Securityholders" in
the prospectus. In addition, the Certificate Administrator and the Servicers will furnish to the Master Servicer, and the Master Servicer will furnish to the Depositor the compliance statements and attestation reports in accordance with Items 1122 and
1123 of Regulation AB (17 C.F.R. ss.ss. 229.1122 and 229.1123) detailed under "Description of the Agreements -- Material Terms of the
Pooling and Servicing Agreements and Servicing Agreements -- Evidence as to Compliance" in the prospectus.

         Copies of these statements and reports will be filed with the SEC through its EDGAR system located at http://www.sec.gov under the name of the Trust for so long as the Trust is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

         The Certificate Administrator will make the statement described in the prospectus under "Description of the Securities --
Reports to Securityholders" available to certificateholders and the other parties to the Pooling Agreement via the Master Servicer's internet website. The Certificate Administrator will also make the periodic reports described in the prospectus under "Where You Can
Find More Information" relating to the Trust available through its website on the same date they are filed with the SEC.  The
Certificate Administrator's internet website will initially be located at ''www.usbank.com/mbs'' Assistance in using the website can be obtained by calling the Certificate Administrator customer service desk at (800) 934-6802. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the Certificate Administrator's customer service desk.

         For purposes of any electronic version of this term sheet supplement, the preceding uniform resource locator, or URL, is an inactive textual reference only.  We have taken steps to ensure that this URL was inactive at the time the electronic version of this term sheet supplement was created.

Custodial Arrangements

         U.S. Bank will serve as Custodian of the Mortgage Loans.  No initial Servicer will have custodial responsibility for the
Mortgage Loans.  The Custodian will maintain mortgage loan files that contain originals of the notes, mortgages, assignments and allonges in vaults located at the Custodian's premises in Minnesota. The mortgage loan files are tracked electronically to identify that they are held by U.S. Bank on behalf of the Trustee.  U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as custodian, including the Mortgage Loans.  As of December 31, 2005,
U.S. Bank held approximately 4,092,000 document files for approximately 450 entities and has been acting as a custodian for approximately
20 years.  Voting Rights

         Voting rights for certain actions specified in the Pooling Agreement will be allocated as follows:

o        99% of all voting rights will be allocated among the holders of the Class A Certificates (other than the Class 1-A-R
         Certificates) and Subordinate Certificates based on the outstanding balances of their Certificates.

o        1% of all voting rights will be allocated to the holders of the Class 1-A-R Certificates.

         The voting rights allocated to each class will be allocated among the Certificates of such class based on their Percentage
Interests.  The voting rights evidenced by any Certificate registered in the name of the Depositor, any Servicer or any of their affiliates will be disregarded for the purpose of determining whether the requisite amount of voting rights necessary to effect any action under the Pooling Agreement has been obtained.

Amendment

         The Pooling Agreement may be amended by the Depositor, the Master Servicer, the Servicers, the Certificate Administrator and
the Trustee without the consent of any of the certificateholders (but if such amendment would adversely affect or add to the duties of the Custodian, with the consent of the Custodian):

o        to cure any ambiguity or mistake,

o        to correct or supplement any of its provisions which may be inconsistent with any other of its provisions, any amendment to the Pooling Agreement, the Certificates or the final prospectus supplement,

o        to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Upper-Tier REMIC and the Lower-Tier REMIC as REMICs at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on either REMIC pursuant to the Code that would be a claim against the Trust, provided that (a) the Trustee and the Certificate Administrator have received an opinion of counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such opinion of counsel, adversely affect in any material respect the interests of any certificateholder,

o        to change the timing and/or nature of deposits into the Collection Account or the Certificate Account provided that (a) such change shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates, and

o        to make any other provisions with respect to matters or questions arising under the Pooling Agreement which shall not be materially inconsistent with the provisions of the Pooling Agreement, provided that such amendment shall not be effective unless (a) an opinion of counsel to the effect that such amendment does not adversely affect in any material respect the interests of any certificateholder is delivered or (b) letters from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates are obtained.

         The Pooling Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Servicers, the
Certificate Administrator and the Trustee, with the consent of the certificateholders of each class of Certificates which is affected by such amendment, evidencing, as to each such class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the related certificateholder or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of all of the certificateholders.

                                                    DESCRIPTION OF THE CERTIFICATES

         The Certificates will consist of the classes of Certificates reflected in the related series term sheets.  Not all of the classes of Certificates described in this term sheet supplement are offered hereby or pursuant to the related series term sheets.  The
Offered Certificates are primarily described in this term sheet supplement and the related series term sheets.

         The Class A Certificates will evidence an initial beneficial ownership interest of a stated percentage in the related Loan
Group.  The Class B Certificates in the aggregate represent the remaining initial beneficial ownership interest in each Loan Group.

Denominations and Form

         The Offered Certificates (other than the Class 1-A-R Certificates) will be issuable as Book-Entry Certificates only.  The
Class 1-A-R Certificates will be issued as Definitive Certificates.  The Offered Certificates will be available in minimum denominations set forth in the related series term sheets.

Book-Entry Certificates

         Certificate Owners will hold such Certificates through DTC in the United States, or Clearstream or the Euroclear System (in
Europe) if they are Participants or Indirect Participants of such systems. Each class of the Book-Entry Certificates initially will be represented by one or more physical certificates registered in the name of Cede & Co., the nominee of DTC.  Clearstream and
Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and
Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as Depositary for Clearstream and JPMorgan Chase Bank will act as Depositary for Euroclear.  Except as described below, no person acquiring a Book-Entry Certificate (referred to in this term sheet supplement as a beneficial owner) will be entitled to receive a Definitive Certificate. Unless and until Definitive
Certificates are issued, it is anticipated that the only "certificateholder" of the Book-Entry Certificates will be Cede & Co.
("Cede"), as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling Agreement.
Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry
Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC
Participant, and on the records of Clearstream or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the
Certificate Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (referred to in this term sheet supplement as the DTC rules), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates.  Participants and Indirect Participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates representing their respective interests in the Book-Entry Certificates, the DTC rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificateholders will not receive or be entitled to receive Certificates representing their respective interests in the
Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect
Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC, for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective
Participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the
Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant
Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the
DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates see "Federal Income Tax
Consequences--REMICs--Foreign Investors in REMIC Certificates" and in the prospectus.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and
Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear
Participants may not deliver instructions directly to the European Depositaries.

         DTC which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which
(and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC rules, as in effect from time to time.

         Clearstream International, or "Clearstream," a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, the shareholders of which comprise 93 of the world's major financial institutions.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire
Luxembourgeois and the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream holds securities for Clearstream Participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 200,000 securities issues on its books.

         Clearstream's customers are world wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,500 customers located in over 80 countries, including all major European countries,
Canada and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

         The Euroclear System, or "Euroclear," was created in 1968 to hold securities for its participants, or "Euroclear
Participants," and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear includes various other securities, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross market transfers with DTC described above. Euroclear is operated by Euroclear Bank
S.A./N.V., or the "Euroclear Operator."  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear plc establishes policy for
Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions
Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (referred to herein collectively as the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within
Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Certificate Administrator to Cede
& Co., as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC
Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent.
Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co. Distributions with respect to
Certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear
Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal
Income Tax Consequences--REMICs--Foreign Investors in REMIC Securities" in the prospectus. Because DTC can only act on behalf of DTC
Participants, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase
Certificates for which they cannot obtain physical certificates.

         DTC has advised the Certificate Administrator that, unless and until Definitive Certificates are issued, DTC will take any action the holders of the Book-Entry Certificates are permitted to take under the Pooling Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear
Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Pooling Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other
Book-Entry Certificates.

         Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (i) the Depositor advises the Certificate Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as a depository with respect to Book-Entry Certificates and the Certificate Administrator or the
Depositor is unable to locate a qualified successor, or (ii) the Depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the DTC Participants holding beneficial interests in the Book-Entry
Certificates agree to initiate a termination.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Certificate Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive
Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter holders of such Definitive
Certificates will be treated as certificateholders under the Pooling Agreement.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of
Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Depositor, the Servicers, the Master Servicer, the Certificate Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the
Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC
Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry
Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection
Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

Distributions

         Distributions on the Certificates will be made by the Certificate Administrator each Distribution Date, which is on the 20th day of each month (or, if not a business day, the next business day), commencing in June 2006, to the persons in whose names such
Certificates are registered on the last day of the month preceding the month in which the Distribution Date occurs.

         Distributions on each Distribution Date will be made by wire transfer in immediately available funds to the account of a bank or other depository institution having appropriate wire transfer facilities specified in writing by such certificateholder to the Certificate Administrator, or if no prior written wire transfer instruction has been provided, by check mailed to the certificateholder's address as it appears on the applicable certificate register.  However, the final distribution in retirement of a
Certificate will be made only upon presentment and surrender of the Certificate at the Corporate Trust Office of the Certificate
Administrator. If you own a Book-Entry Certificate, distributions will be made to you through the facilities of DTC, as described above under "-- Book-Entry Certificates."

Pool Distribution Amount

         The "Pool Distribution Amount" for each Loan Group with respect to any Distribution Date will be determined by reference to amounts received and expenses incurred in connection with the Mortgage Loans in such Loan Group and will be equal to the sum of:

                  (i)      all scheduled installments of interest (net of the related Servicing Fee) and principal due on the Mortgage
         Loans in such Loan Group on the due date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof or any Compensating Interest allocable to the
         Mortgage Loans in such Loan Group;

                  (ii)     all Insurance Proceeds, Liquidation Proceeds and Subsequent Recoveries with respect to the Mortgage Loans in such Loan Group received by the related Servicer during the calendar month preceding the month of such Distribution Date
         (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed
         Advances, if any);

                  (iii)    all partial or full prepayments received on the Mortgage Loans in such Loan Group during the calendar month preceding the month of such Distribution Date; and

                  (iv)     amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase
         Price in respect of any Deleted Mortgage Loan in such Loan Group or amounts received in connection with the optional termination of the Trust as of such Distribution Date,

reduced by (i) amounts in reimbursement for Advances previously made by the related Servicer, the Master Servicer, as successor servicer, or any other successor servicer, (ii) any compensation payable to such Servicer and (iii) the allocable share for such Loan
Group of any amounts reimbursable to the Depositor, such Servicer, the Master Servicer, the Certificate Administrator or the Trustee
under the Pooling Agreement.

         The Pool Distribution Amounts also will not include any profit received by a Servicer on the foreclosure of a Mortgage Loan.
Such amounts, if any, will be retained by such Servicer as additional servicing compensation.

Priority of Distributions

         As more fully described herein, distributions will be made on each Distribution Date from the Pool Distribution Amounts in the following order of priority (the "Pool Distribution Amount Allocation"):

(i)      to the Master Servicer, the Master Servicing Fee in respect of the related Loan Group for such Distribution Date;

(ii)     to the related classes of Class A Certificates to pay interest;

(iii)    to the related classes of Class A Certificates based on the applicable Senior Principal Distribution Amount, as described below under "-- Principal -- Senior Principal Distribution Amount," to pay principal;

(iv)     to each class of Subordinate Certificates, first to pay interest and then to pay principal in the order of their numerical class designations, beginning with the Class B-1 Certificates as described under "-- Principal -- Subordinate
                   Principal Distribution Amount;" and

(v)      to the Class 1-A-R Certificates, any remaining amounts.

         Certain amounts otherwise distributable on the Subordinate Certificates may be used to pay other classes as described under
"Description of the Certificates--Cross-Collateralization" in this term sheet supplement.

Interest

         The pass-through rate for each class of Offered Certificates for each Distribution Date is described in the related series term sheets.

         On each Distribution Date, to the extent funds are available, each class of Certificates will be entitled to receive its
Interest Distribution Amount with respect to the related Interest Accrual Period. The "Interest Distribution Amount" for any class of
Certificates will be equal to the sum of (i) interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the related Class Balance and (ii) the sum of the amounts, if any, by which the amount described in clause (i)
above on each prior Distribution Date exceeded the amount actually distributed in respect of interest on such prior Distribution
Dates and not subsequently distributed.  The interest entitlement described in clause (i) of the Interest Distribution Amount for each class of Class A and Class B Certificates will be reduced by the amount of Net Interest Shortfalls for such Distribution Date, which equals the sum of (i) the shortfall in interest received with respect to any Mortgage Loan as a result of a Relief Act
Reduction and (ii) any Non-Supported Interest Shortfalls. Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of Class A and Class B Certificates, based on the amount of interest accrued on each such class of Certificates on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls.

         Allocations of the interest portions of Realized Losses on the Mortgage Loans in a Loan Group will be made first to the
Subordinate Certificates in reverse numerical order.  After the Senior Credit Support Depletion Date, the Super Senior Support
Certificates will bear the interest portion of any Realized Losses on the Mortgage Loans in the related Loan Group until their Class
Balance has been reduced to zero.  Thereafter, the related Super Senior Certificates will bear the interest portion of any Realized
Losses on the Mortgage Loans in the related Loan Group on a pro rata basis.

         If on a particular Distribution Date, the amount available to be distributed in respect of interest on a class of
Certificates applied in the order described above under "-- Priority of Distributions" is not sufficient to make a full distribution of the Interest Distribution Amount for each class, interest will be distributed on each class of equal priority pro rata based on the Interest Distribution Amount the class would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid amount will be carried forward and added to the Interest Distribution Amount of that class on the next Distribution Date. Such a shortfall could occur, for example, if Realized Losses on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

         Under certain circumstances, the unpaid interest amounts for the Senior Certificates related to a particular Loan Group will be payable from amounts otherwise distributable as principal on the Subordinate Certificates.  See "-- Cross-Collateralization" below.

         Interest will accrue on each class of Certificates during each "Interest Accrual Period," which is the calendar month preceding the month in which each Distribution Date occurs.  The initial Interest Accrual Period for each class of Certificates will be deemed to have commenced on May 1, 2006. Interest which accrues on each class of Certificates during an Interest Accrual Period will be calculated on the assumption that distributions in reduction of the principal balances thereof on the Distribution Date in that Interest Accrual Period are made on the first day of the Interest Accrual Period.  Accrued interest to be distributed on any
Distribution Date will be calculated for each class of Certificates on the basis of the related Class Balance with respect to such
Distribution Date. Interest will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

Principal

         On each Distribution Date, certificateholders will be entitled to receive principal distributions from the applicable Pool
Distribution Amount or Amounts to the extent described below and in accordance with the priorities set forth under "-- Priority of
Distributions" above. The principal distributions distributed to a class on any Distribution Date will be allocated among the holders of such class pro rata in accordance with their respective Percentage Interests.

         All payments and other amounts received in respect of principal of the Mortgage Loans in a Loan Group will be allocated between the related Class A Certificates and the Subordinate Certificates, other than as described in "--Cross-Collateralization"
below.

         On each Distribution Date, the Principal Amount for a Loan Group will be distributed (i) as principal of the related Class A
Certificates in an amount up to the Senior Principal Distribution Amount for such Loan Group and (ii) as principal of the Subordinate
Certificates in an amount up to the Subordinate Principal Distribution Amount for such Loan Group.

         The "Principal Amount" for any Distribution Date and any Loan Group will equal the sum of:

(a)           all monthly payments of principal due on each Mortgage Loan in such Loan Group on the related due date;

(b)           the principal portion of the Purchase Price of each Mortgage Loan in such Loan Group that was repurchased by the Depositor or the Seller, as applicable, as of that Distribution Date;

(c)           any Substitution Adjustment Amount in connection with a Deleted Mortgage Loan in such Loan Group received with respect to that Distribution Date;

(d)           any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet
              Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date;

(e)           with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the Liquidation Proceeds (other than any Excess Liquidation
              Proceeds) allocable to principal received with respect to that Mortgage Loan during the calendar month preceding the month of such Distribution Date;

(f)           with respect to any Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan, any Subsequent Recoveries with respect to such Mortgage Loan received during the calendar month preceding the month of such Distribution Date; and

(g)           all partial and full principal prepayments on the Mortgage Loans in such Loan Group by mortgagors received during the calendar month preceding the month of that Distribution Date.

Senior Principal Distribution Amount

         With respect to any class of Class A Certificates, on each Distribution Date, an amount equal to the lesser of (a) the
Senior Principal Distribution Amount for the related Loan Group for such Distribution Date and (b) the Pool Distribution Amount for
such Loan Group remaining after payment of the Master Servicing Fee from the Pool Distribution Amount for such Loan Group and distributions of interest on the Class A Certificates supported by such Loan Group will be distributed as principal to the Class A
Certificates supported by such Loan Group.  If a class of Class A Certificates are Super Senior Support Certificates with respect to the other classes of Class A Certificates supported by a Loan Group, or are Class 1-A-R Certificates, the distributions of principal for such Super Senior Support Certificates or Class 1-A-R Certificates will be subordinated to the other Class A Certificates that are supported by such Loan Group.

Prepayment Percentages

         The "Senior Prepayment Percentage" for a Loan Group for any Distribution Date occurring during the periods set forth below will be as follows:

        Distribution Date Occurring In                               Senior Prepayment Percentage
       --------------------------------                       --------------------------------------------
         June 2006 through May 2013                           100%;
         June 2013 through May 2014                           the applicable Senior Percentage  plus 70%
                                                              of the applicable Subordinate Percentage;
         June 2014 through May 2015                           the applicable Senior Percentage  plus 60%
                                                              of the applicable Subordinate Percentage;
         June 2015 through May 2016                           the applicable Senior Percentage  plus 40%
                                                              of the applicable Subordinate Percentage;
         June 2016 through May 2017                           the applicable Senior Percentage  plus 20%
                                                              of the applicable Subordinate Percentage;
         June 2017 and thereafter                             the applicable Senior Percentage;

provided, however, (i) if on any Distribution Date the Total Senior Percentage exceeds such percentage calculated as of the closing date, then the Senior Prepayment Percentage for all Loan Groups for such Distribution Date will equal 100%, (ii) if on any
Distribution Date prior to the June 2009 Distribution Date, prior to giving effect to any distributions, the Aggregate Subordinate
Percentage is greater than or equal to twice such percentage calculated as of the closing date, then the Senior Prepayment Percentage for each Loan Group for such Distribution Date will equal the Senior Percentage for such Loan Group plus 50% of the Subordinate
Percentage for such Loan Group and (iii) if on or after the June 2009 Distribution Date, prior to giving effect to any distributions, the Aggregate Subordinate Percentage is greater than or equal to twice such percentage calculated as of the closing date, then the
Senior Prepayment Percentage for each Loan Group for such Distribution Date will equal the Senior Percentage for such Loan Group.

         No decrease in the share of the applicable Subordinate Percentage (for calculating the applicable Senior Prepayment
Percentage) will occur, and the Senior Prepayment Percentages for such prior period will be calculated without regard to clause (ii)
or (iii) of the paragraph above, if as of any Distribution Date as to which any such decrease applied, (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the closing date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate Class Balance of the Subordinate Certificates, is equal to or greater than 50% or
(ii) cumulative Realized Losses with respect to the Mortgage Loans exceed the percentages of the aggregate Class Balance of the
Subordinate Certificates as of the closing date (the "Original Subordinate Principal Balance") indicated below:

                                                                Percentage of
                                                             Original Subordinate
Distribution Date Occurring In                                Principal Balance
------------------------------                               --------------------
June 2006 through May 2009                                           20%
June 2009 through May 2014                                           30%
June 2014 through May 2015                                           35%
June 2015 through May 2016                                           40%
June 2016 through May 2017                                           45%
June 2017 and thereafter                                             50%

         This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the related Class A Certificates while, in the absence of Realized Losses on the Mortgage Loans in the related Loan Group, increasing the relative interest in the related Pool Principal Balance evidenced by the Subordinate
Certificates. Increasing the interest of the Subordinate Certificates relative to that of the related Class A Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

         If on any Distribution Date the allocation to any class of Class A Certificates then entitled to distributions of full and partial principal prepayments and other amounts to be allocated in accordance with the applicable Senior Prepayment Percentage, as described above, would reduce the outstanding Class Balance of such class below zero, the distribution to that class of the applicable Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Balance to zero.

Subordinate Principal Distribution Amount

         On each Distribution Date, each class of Subordinate Certificates that is entitled to receive a principal distribution will receive its pro rata share (based on the Class Balances of all the Subordinate Certificates in respect of clause (a) of the
Subordinate Principal Distribution Amounts and the Class Balances of all Subordinate Certificates that are entitled to receive a principal distribution in respect of clause (b) of the Subordinate Principal Distribution Amounts) of the Subordinate Principal
Distribution Amounts, to the extent that the remaining Pool Distribution Amounts from all Loan Groups are sufficient therefor. With respect to each class of Subordinate Certificates, if on any Distribution Date the Fractional Interest is less than the Fractional
Interest for that class on the closing date, no classes junior to that class will be entitled to receive a principal distribution in respect of clause (b) of the Subordinate Principal Distribution Amounts.

         Distributions of principal on the Subordinate Certificates that are entitled to receive a principal distribution on a
Distribution Date will be made sequentially to each class of Subordinate Certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates, until each such class has received its respective pro rata share for the
Distribution Date.

         The "Fractional Interest" with respect to any Distribution Date and each class of Subordinate Certificates will equal (i)
the aggregate of the Class Balances immediately prior to such Distribution Date of all classes of Subordinate Certificates that have higher numerical class designations than such class, divided by (ii) the aggregate Pool Principal Balance for all Loan Groups for such Distribution Date.

Class 1-A-R Certificates

         The Class 1-A-R Certificates will remain outstanding for so long as the Trust exists, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each
Distribution Date, the holder of the Class 1-A-R Certificate will be entitled to receive any Pool Distribution Amount for a Loan
Group remaining after the payment of (i) interest and principal on the Senior Certificates of the related Group and (ii) interest and principal on the Subordinate Certificates, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

Cross-Collateralization

         On each Distribution Date prior to the Senior Credit Support Depletion Date but on or after the date on which the Class
Balances of the Class A Certificates of a Group have been reduced to zero, amounts otherwise distributable as Unscheduled Principal
Payments with respect to the related Loan Group on the Subordinate Certificates will be paid as principal to the remaining classes of
Class A Certificates in accordance with the priorities set forth above for the applicable Group under "-- Principal -- Senior Principal
Distribution Amount," provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for such Distribution Date is less than twice the initial Aggregate Subordinate Percentage or (b) the average outstanding principal balance of the Mortgage Loans
(including, for this purpose, any Mortgage Loans in foreclosure, any REO property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the closing date) delinquent 60 days or more over the last six months as a percentage of the aggregate
Class Balance of the Subordinate Certificates is greater than or equal to 50%. If the Class A Certificates of two or more Groups remain outstanding, the distributions described above will be made to the Class A Certificates of such Groups, pro rata, in proportion to the aggregate Class Balance of the Class A Certificates of each such Group.

         In addition, if on any Distribution Date the aggregate Class Balance of the Class A Certificates related to a Loan Group
(after giving effect to distributions to be made on such Distribution Date) is greater than the Adjusted Pool Balance of the related
Loan Group (any such Loan Group, the "Undercollateralized Group" and any such excess, the "Undercollateralized Amount"), all amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of their numerical designations, will be paid as principal to the Class A Certificates of the Undercollateralized Group in accordance with the priorities set forth above under "--
Principal -- Senior Principal Distribution Amount," until the aggregate Class Balance of the Class A Certificates of the
Undercollateralized Group equals the Adjusted Pool Balance of the related Loan Group.

         Also, the amount of any unpaid interest shortfall amounts with respect to the Undercollateralized Group (including any interest shortfall amount for such Distribution Date) will be paid to the Undercollateralized Group in accordance with clauses (ii)
and (iii) in the definition of "Pool Distribution Amount Allocation" prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of their numerical designations.

         If two or more Loan Groups are Undercollateralized Groups, the distributions described above will be made, pro rata, in proportion to the amount by which the aggregate Class Balance of the Class A Certificates related to each such Group exceeds the
Adjusted Pool Balance of the related Loan Group.

Allocation of Losses

         On each Distribution Date, any Realized Loss will be allocated first to the Subordinate Certificates, in the reverse order of their numerical class designations (beginning with the class of Subordinate Certificates then outstanding with the highest numerical class designation), in each case until the class balance of the respective class of Subordinate Certificates has been reduced to zero, and then to the related Class A Certificates.

         Such allocation will be effected on each Distribution Date by reducing the Class Balance of the class of Subordinate
Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the class balances of all classes of Certificates (after taking into account the amount of all distributions to be made on such Distribution
Date) exceeds the sum of the Adjusted Pool Balance for all Loan Groups for such Distribution Date.

         The amount to be distributed as principal to any class of Certificates with respect to a Distribution Date shall be calculated as described herein prior to the allocation of any Realized Losses for such Distribution Date; provided, however, that the actual distribution of principal to the classes of Certificates shall be made subsequent to the allocation of Realized Losses for such Distribution Date.

         With respect to any Distribution Date on which the Class Balance of the most subordinate class or classes of Certificates then outstanding will be reduced to zero and on which Realized Losses are to be allocated to that class or those classes, the amount, if any, by which (i) the amount of principal that would otherwise be distributable on that class or those classes of Certificates on such Distribution Date exceeds (ii) the excess, if any, of (A) the Class Balance of that class or those classes of Certificates immediately prior to such Distribution Date over (B) the aggregate amount of Realized Losses to be allocated to that class or those classes of Certificates on such Distribution Date, shall be distributed pro rata to the remaining classes of Subordinate Certificates outstanding, if any.

         After the Senior Credit Support Depletion Date, on each Distribution Date, the aggregate of the Class Balances of all classes of related Class A Certificates then outstanding will be reduced if and to the extent that such aggregate balance (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Balance for such
Loan Group for such Distribution Date. The amount of any such reduction will be allocated among the Class A Certificates of such
Group pro rata based on their respective Class Balances.

         Also, after the Senior Credit Support Depletion Date, the principal portion of Realized Losses on the Mortgage Loans in the related Loan Group will be borne by the related class of Super Senior Support Certificates, if any (in addition to other Realized
Losses allocated to the Super Senior Support Certificates), rather than Super Senior Certificates, for so long as the Super Senior
Support Certificates are outstanding. Therefore, the Class Balance of the related Super Senior Support Certificates will be reduced by such Realized Losses rather than the Class Balance of the Super Senior Certificates.  After the Class Balances of the related
Super Senior Support Certificates have been reduced to zero, Realized Losses will be allocated to the related Super Senior
Certificates on a pro rata basis.

         In the event that the related Servicer recovers any amount, net of reimbursable expenses, in respect of a Liquidated
Mortgage Loan with respect to which a Realized Loss has been incurred in a prior month, any such amount, which is referred to in this term sheet supplement as a "Subsequent Recovery, " will be distributed as part of the Principal Amount for the related Loan Group in accordance with the priorities described under "-- Principal" above.  Additionally, the Class Balance of any class of Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of
Certificates and not previously offset by Subsequent Recoveries.  Holders of such Certificates will not be entitled to any payment in respect of interest on the amount of such increases for an Interest Accrual Period preceding the Distribution Date on which such increase occurs.

         In general, a "Realized Loss" means, (a) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan and (b) a loss as a result of debt service reductions or Deficient Valuations. As used in this term sheet supplement, a "Deficient Valuation" occurs when a bankruptcy court establishes the value of a mortgaged property at an amount less than the then-outstanding principal balance of the Mortgage Loan secured by such mortgaged property or reduces the then-outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the then-outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the Monthly Payment on the related Mortgage Loan, which is referred to as a debt service reduction in this term sheet supplement. However, none of these events shall be considered a debt service reduction or Deficient
Valuation so long as the related Servicer is pursuing any other remedies that may be available with respect to the related Mortgage
Loan and (i) such Mortgage Loan is not in default with respect to any payment due thereunder or (ii) scheduled Monthly Payments are being advanced by the Servicer without giving effect to any debt service reduction.  Any recoveries of Subsequent Recoveries will reduce the amount of Realized Loss incurred on the related Mortgage Loan.

Residual Interests

         Holders of the Class 1-A-R Certificates will be entitled to receive any residual cash flow from the Mortgage Pool, which is not expected to be significant.  The Class 1-A-R Certificates will not be entitled to any payments other than their principal amount and accrued interest on that amount unless the aggregate amount received by the Trust with respect to the Mortgage Loans exceeds the aggregate amount payable to the other certificateholders, which is highly unlikely.  A holder of the Class 1-A-R Certificates will not have a right to alter the structure of this transaction.  A de minimus portion of the Class 1-A-R Certificates is expected to be held by the Seller.

Restrictions on Transfer of the Class 1-A-R Certificates

         The Class 1-A-R Certificates will be subject to the following restrictions on transfer and will contain a legend describing such restrictions.

         The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations and (ii) certain Pass-Through Entities that have Disqualified
Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than a partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code) with respect to the Class 1-A-R Certificates to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organization.

         The Pooling Agreement will provide that no legal or beneficial interest in a Class 1-A-R Certificate may be transferred to or registered in the name of any person unless:

o        the proposed purchaser provides to the Certificate Administrator an affidavit to the effect that, among other items, such transferee is not a Disqualified Organization and is not purchasing the Class 1-A-R Certificate as an agent for a
         Disqualified Organization (i.e., as a broker, nominee or other middleman thereof); and

o        the transferor states in writing to the Certificate Administrator that it has no actual knowledge that such affidavit is false.

         Further, such affidavit will require the transferee to affirm that it (a) historically has paid its debts as they have come due and intends to do so in the future, (b) understands that it may incur tax liabilities with respect to the Class 1-A-R Certificate in excess of cash flows generated thereby, (c) intends to pay taxes associated with holding the Class 1-A-R Certificate as such taxes become due and (d) will not transfer the Class 1-A-R Certificate to any person or entity that does not provide a similar affidavit.
The transferor must certify in writing to the Certificate Administrator that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

         In addition to the foregoing, Treasury regulations have been proposed, effective February 4, 2000 if adopted, that would add additional requirements for a transfer of a noneconomic residual interest, such as the Class 1-A-R Certificates, to be eligible for a safe harbor against possible disregard of such transfer. Under the proposed Treasury regulations, the transferor of a Class 1-A-R
Certificate would be required to pay the transferee thereof an amount designed to compensate the transferee for assuming the related tax liability.

         In order to meet the safe harbor of the proposed Treasury regulations, the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

                  (i)      the present value of any consideration given to the transferee to acquire the residual interest;

                  (ii)     the present value of the expected future distributions on the residual interest; and

                  (iii)    the present value of the anticipated tax savings associated with holding the residual interest as the related REMIC generates losses.

         For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section
11(b)(1) of the Code. Further, present values generally are computed using a discount rate equal to the applicable Federal rate set forth in Section 1274(d) of the Code compounded semiannually. However, a lower rate may be used if the transferee can demonstrate that it regularly borrows, in the course of its trade or business, substantial funds at such lower rate from unrelated third parties.
In some situations, to satisfy this condition, the transferor of a noneconomic residual interest may have to pay more consideration to the transferee than would otherwise be the case if the proposed regulations were not applicable.

         Additionally, the Internal Revenue Service issued Revenue Procedure 2001-12 (referred to in this term sheet supplement as the Revenue Procedure) dealing with the transfer of noneconomic residual interests such as the Class 1-A-R Certificates.  The Revenue
Procedure restates the safe harbor described in the proposed Treasury regulations discussed above and adds an alternative test for meeting the safe harbor. To meet the alternative test, (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain asset tests;
(ii) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C"
corporation and meet the requirements for a safe harbor transfer under the Revenue Procedure; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

         The Pooling Agreement will not require that transfers of a Class 1-A-R Certificate meet the safe harbor under either the test contained in the proposed Treasury regulations or the alternative test of the Revenue Procedure. The holder of any Class 1-A-R
Certificate is advised to consult its tax advisor regarding the advisability of meeting the safe harbor.

         In addition, a Class 1-A-R Certificate may not be purchased by or transferred to any person that is not a U.S. Person, unless:

o        such person holds the Class 1-A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Certificate Administrator with an effective Internal Revenue Service Form W-8ECI; or

o        the transferee delivers to each of the transferor, the Trustee and the Certificate Administrator an opinion of a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class 1-A-R Certificate will not be disregarded for federal income tax purposes.

         The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United
States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S.
Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

         The Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.

         Any transferor or agent to whom the Certificate Administrator provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

         See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of Residual Securities" in the prospectus.

         The Class 1-A-R Certificates may not be purchased by or transferred to any Plan or any person acting on behalf of or investing the assets of such Plan.

         See "ERISA Considerations" in this term sheet supplement and in the prospectus.

                                                  PREPAYMENT AND YIELD CONSIDERATIONS

         Delinquencies on the Mortgage Loans in a Loan Group which are not advanced by or on behalf of the applicable Servicer or the
Master Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Senior Certificates of the related Group and the Subordinate Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates (in the reverse order of their priority of their numerical designations), and then by the Class A Certificates of such Group.

         Net Interest Shortfalls will adversely affect the yields on the Offered Certificates. In addition, losses generally will be borne by the Subordinate Certificates, as described in this term sheet supplement under "Description of the Certificates -- Allocation of Losses." As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses on the Mortgage
Loans in the related Loan Group, and on all the Mortgage Loans in the case of the Subordinate Certificates.

         The effective yields to investors will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to investors and the purchase price of their Certificates because monthly distributions will not be payable to investors until the 20th day (or, if not a business day, the next business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

Prepayment Considerations and Risks

         Unless as specified in the definition of Senior Prepayment Percentage, the Senior Certificates will receive 100% of the principal prepayments received with respect to the Mortgage Loans until the seventh anniversary of the first Distribution Date.
During the following four years, those Senior Certificates will receive a large, but generally decreasing, share of such principal prepayments. This disproportionate allocation of prepayments will result in an acceleration of the amortization of those Senior
Certificates and will enhance the likelihood that holders of those Certificates will receive the entire amount of principal to which they are entitled. In addition to this acceleration mechanism, on any Distribution Date on which the Total Senior Percentage exceeds the initial Total Senior Percentage, the Senior Certificates will be entitled to receive 100% of the principal prepayments received with respect to the Mortgage Loans in the related Loan Group. See "Description of the Certificates -- Principal" in this term sheet supplement.

         The rate of principal payments on the Offered Certificates entitled to payments of principal, the aggregate amount of each interest payment on the Offered Certificates entitled to interest payments, and the yield to maturity of Offered Certificates purchased at a price other than par are directly related to the rate of payments of principal on the Mortgage Loans in the related
Loan Group, or Mortgage Loans in all Loan Groups in the case of the Subordinate Certificates. The principal payments on the Mortgage
Loans may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "principal prepayment"
includes prepayments and any other recovery of principal in advance of its scheduled due date, including repurchases and liquidations due to default, casualty, condemnation and the like). Any such prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans. See "Yield Considerations" in the prospectus.

         The rate at which mortgage loans in general prepay may be influenced by a number of factors, including general economic conditions, mortgage market interest rates, availability of mortgage funds and homeowner mobility.

o        In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the Mortgage
         Loans, the Mortgage Loans are likely to prepay at higher rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the Mortgage Loans.

o        Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

o        Some of the Mortgage Loans require only payments of interest until the month after the first Adjustment Date. After such date, the payments on the loans will be recalculated annually to fully amortize over the remaining life of the loan and the mortgagor will be required to make payments of principal and interest which may increase the burden of the mortgagor and may increase the risk of default under the Mortgage Loan.

         The mortgage interest rates on the Mortgage Loans will be fixed for approximately the first three, five, seven or ten years after origination and thereafter will adjust annually (or, in the case of one Mortgage Loan, semi-annually) and may vary significantly over time. When a Mortgage Loan begins its adjustable period, increases and decreases in the mortgage interest rate on that Mortgage Loan will be based on the Index in effect either (i) on the related Adjustment Date, (ii) one month prior to the related Adjustment Date or (iii) forty-five, thirty-five or thirty days prior to the related Adjustment Date, plus the applicable
Gross Margin and will be limited by the applicable Periodic Cap and Rate Ceiling. The applicable Index may not rise and fall consistently with mortgage interest rates. As a result, the mortgage interest rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable-rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some mortgagors who prefer the certainty provided by fixed-rate mortgage loans may nevertheless obtain adjustable-rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed-rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable-rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels which these mortgagors regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors' adjustable-rate mortgage loans. The ability to refinance a
Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

         The pass-through rate on the Certificates may decrease, and may decrease significantly, after the mortgage interest rates on the Mortgage Loans begin to adjust. In addition, because the pass-through rates on the Class A and Class B Certificates will be based on the weighted average of the Net Mortgage Interest Rates of the applicable Mortgage Loans, disproportionate principal payments on the applicable Mortgage Loans having Net Mortgage Interest Rates higher or lower than the then-current pass-through rate on such
Certificates will affect the pass-through rate for such Certificates for future periods and the yield on such Certificates.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the Mortgage
Loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. You should also consider the risk, in the case of an Offered Certificate purchased at a discount, that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group, or all the Mortgage Loans in the case of the
Subordinate Certificates, will have a negative effect on the yield to maturity of such Offered Certificate. You should also consider the risk, in the case of an Offered Certificate purchased at a premium, that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group, or all the Mortgage Loans in the case of the
Subordinate Certificates, will have a negative effect on the yield to maturity of such Offered Certificate. You must make your own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase Offered Certificates.

         The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans permitted or required by the
Pooling Agreement, including any optional termination of the Trust by Wells Fargo, as a Servicer.  See "The Pooling and Servicing
Agreement -- Optional Termination" in this term sheet supplement for a description of Wells Fargo's option to repurchase the Mortgage
Loans when the scheduled balance of the Mortgage Loans is less than 5% of the initial balance of the Mortgage Pool. The Depositor or the Seller may be required to repurchase Mortgage Loans because of defective documentation or material breaches in its representations and warranties with respect to such Mortgage Loans. Any repurchases will shorten the weighted average lives of the related classes of Offered Certificates.

         All of the Mortgage Loans will include "due-on-sale" clauses which allow the holder of the Mortgage Loan to demand payment in full of the remaining principal balance upon sale or certain transfers of the property securing such Mortgage Loan. To the extent that the applicable Servicer has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property, that
Servicer will enforce "due-on-sale" clauses to the extent permitted by applicable law unless, after the first Adjustment Date for any
Mortgage Loan, certain conditions to assumption specified in the related mortgage note have been satisfied by the mortgagor. However, that Servicer will not take any action in relation to the enforcement of any "due-on-sale" provisions which would impair or threaten to impair any recovery under any related primary mortgage insurance policy. See "Yield Considerations" in the prospectus.
Acceleration of Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related mortgaged properties or the occurrence of certain other events resulting in acceleration would affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives of the classes of related Certificates.

         As described in this term sheet supplement under "Description of the Certificates -- Principal," the Senior Prepayment
Percentage for a Loan Group of all principal prepayments initially will be distributed to the classes of related Class A Certificates then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to the related Class A Certificates and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Subordinate Certificates during the periods of time described in the definition of Senior Prepayment Percentage.

Weighted Average Lives of the Offered Certificates

         The weighted average life of a class of Offered Certificates refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of its balance is distributed to investors. The weighted average lives of classes of Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans in the related Loan Group, or all Loan Groups in the case of the Subordinate Certificates, is paid, which may be in the form of scheduled principal payments or principal prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like), the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of such Offered Certificates. The interaction of the foregoing factors may have different effects on each class of Offered Certificates and the effects on any such class may vary at different times during the life of such class. Accordingly, no assurance can be given as to the weighted average life of any such class of Offered Certificates.

Yield on the Class 1-A-R Certificates

         The after-tax rate of return to the holder of a Class 1-A-R Certificate will reflect its pre-tax rate of return, reduced by the taxes required to be paid with respect to such Certificate. If you hold a Class 1-A-R Certificate, you may have tax liabilities during the early years of the related REMIC's term that substantially exceed any distributions payable thereon during any such period. In addition, the present value of the tax liabilities with respect to your Class 1-A-R Certificate may substantially exceed the present value of expected distributions on your Class 1-A-R Certificate and of any tax benefits that may arise with respect to
it. Accordingly, the after-tax rate of return on a Class 1-A-R Certificate may be negative or may be otherwise significantly adversely affected. The timing and amount of taxable income attributable to the Class 1-A-R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Loans.

          If you own a Class 1-A-R Certificate, you should consult your tax advisors regarding the effect of taxes and the receipt of any payments made in connection with the purchase of such Class 1-A-R Certificate on your after-tax rate of return. See "Federal
Income Tax Consequences" in this term sheet supplement and in the prospectus.

Yield on the Subordinate Certificates

         The weighted average life of, and the yield to maturity on, the Subordinate Certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans is higher than those you assumed, the actual yield to maturity of your Subordinate Certificate may be lower than the yield you expected. The timing of losses on Mortgage Loans will also affect your actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Trust are consistent with your expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will be allocated to reduce the balance of the applicable class of
Subordinate Certificates (as described in this term sheet supplement under "Description of the Certificates -- Allocation of Losses"),
without the receipt of cash equal to the reduction. In addition, shortfalls in cash available for distributions on the Subordinate
Certificates will result in a reduction in the balance of the class of Subordinate Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate Class Balance of all classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the balance of the Mortgage Pool as of the due date occurring in the month of such Distribution Date. As a result of such reductions, less interest will accrue on that class of
Subordinate Certificates than otherwise would be the case. The yield to maturity of the Subordinate Certificates will also be affected by the disproportionate allocation of principal prepayments to the Class A Certificates, Net Interest Shortfalls and other cash shortfalls in the Pool Distribution Amounts. See "Description of the Certificates -- Allocation of Losses" in this term sheet supplement.

         If on any Distribution Date, the Fractional Interest for any class of Subordinate Certificates is less than its original
Fractional Interest, all Unscheduled Principal Payments available for distribution on the Subordinate Certificates will be allocated solely to that class and all other classes of Subordinate Certificates with lower numerical class designations. Accelerating the amortization of the classes of Subordinate Certificates with lower numerical class designations relative to the other classes of
Subordinate Certificates is intended to preserve the availability of the subordination provided by those other classes.

         Realized Losses will be allocated first to the Class B Certificates with the highest numerical designation until the Class
Balance of such Class B Certificates has been reduced to zero, and then Realized Losses will be allocated to the Class B Certificates with the next highest numerical designation until the Class Balance of such Class B Certificates has been reduced to zero, and so on, in reverse of the numerical order of the Class B Certificates. If the Class Balance of any Class B Certificates is reduced to zero, the yield to maturity on the Class B Certificates with the next highest numerical designation will become extremely sensitive to
Realized Losses on the Mortgage Loans, because the entire amount of those Realized Losses will be allocated to that class of
Certificates.

         There can be no assurance that the Mortgage Loans will prepay at any particular rate or that Realized Losses will be incurred at any particular level.  You should make your investment decisions based on your determinations of anticipated rates of prepayment and Realized Losses under a variety of scenarios.  If you are purchasing Class B Certificates you should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure to fully recover your investments.

                                                            USE OF PROCEEDS

         The Depositor will apply the net proceeds of the sale of the Offered Certificates against a portion of the purchase price of the Mortgage Loans. See "Method of Distribution" in this term sheet supplement.

                                                    FEDERAL INCOME TAX CONSEQUENCES

         Elections will be made to treat the Trust as two separate "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes under the Code.

o        The Certificates (other than the Class 1-A-R Certificates) will be designated as "regular interests" in a REMIC. All the
         Certificates (other than the Class 1-A-R Certificates) are "Regular Certificates" for purposes of the following discussion.

o        The Class 1-A-R Certificates will represent ownership of the sole class of "residual interests" in each REMIC.

         See "Federal Income Tax Consequences --REMICS" in the prospectus.

Regular Certificates

         The Regular Certificates generally will be treated as debt instruments issued by a REMIC for federal income tax purposes.
Income on the Regular Certificates must be reported under an accrual method of accounting.

         Some classes of Offered Certificates may, depending on their respective issue prices, be treated for federal income tax purposes as having been issued with original issue discount. See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of
Regular Securities -- Original Issue Discount" in the prospectus. Certain classes of the Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder. Holders of such classes of
Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See
"Federal Income Tax Consequences -- REMICs -- Taxation of Owners Regular Securities -- Amortizable Premium" in the prospectus. For purposes of determining the amount and the rate of accrual of original issue discount and market discount, the Depositor intends to assume that there will be prepayments on the Mortgage Loans at a rate equal to 25% CPR. No representation is made as to the actual rate at which the Mortgage Loans will be prepaid.

         The Regular Certificates will be treated as regular interests in a REMIC under Section 860G of the Code. Accordingly, to the extent described in the prospectus:

o        the Regular Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code;

o        the Regular Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; and

o        interest on the Regular Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code.

         See "Federal Income Tax Consequences -- REMICs -- Classification of REMICs" in the prospectus.

Residual Certificates

         If you hold a Class 1-A-R Certificate, you must include the taxable income or loss of the related REMIC in determining your federal taxable income. Your resulting tax liability may exceed cash distributions to you during certain periods. In addition, all or a portion of the taxable income you recognize from the Class 1-A-R Certificate may be treated as "excess inclusion" income, which, among other consequences, will result in your inability to use net operating losses to offset such income from the related REMIC.

         You should consider carefully the tax consequences of any investment in the Class 1-A-R Certificates discussed in the prospectus and should consult your tax advisors with respect to those consequences. See "Federal Income Tax Consequences" in the prospectus. Specifically, you should consult your tax advisors regarding whether, at the time of acquisition, a Class 1-A-R
Certificate will be treated as a "noneconomic" residual interest and "tax avoidance potential" residual interest. See "Federal Income
Tax Consequences -- REMICs -- Taxation of Owners of Residual Securities -- Tax Restrictions on Transfers of REMIC Residual Securities to
Certain Organizations," "-- Foreign Investors in REMIC Certificates" and "-- Mark to Market Rules" in the prospectus. Additionally, for information regarding prohibited transactions, see "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of Residual
Securities -- Prohibited Transactions and Other Possible REMIC Taxes" in the prospectus.

Backup Withholding and Reporting Requirements

         Solely with respect to Definitive Certificates, certain holders or other beneficial owners of Offered Certificates may be subject to backup withholding with respect to interest paid on the Offered Certificates if those holders or beneficial owners, upon issuance, fail to supply the Certificate Administrator or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends or other "reportable payments" (as defined in the Code)
properly, or, under certain circumstances, fail to provide the Certificate Administrator or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding. See "Federal Income Tax Consequences -- REMICs - Foreign
Investors in REMIC Certificates" and "-- Backup Withholding with Respect to REMIC Certificates" in the prospectus.

         Solely, with respect to Definitive Certificates, the Certificate Administrator will be required to report annually to the
Internal Revenue Service, and to each certificateholder of record, the amount of interest paid (and original issue discount accrued, if any) on the Regular Certificates and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "certificateholder" of record of the Offered
Certificates is Cede, as nominee for DTC, beneficial owners of the Offered Certificates and the Internal Revenue Service will receive tax, such and other information including the amount of interest paid on such Certificates from DTC Participants rather than from the
Certificate Administrator.  The Certificate Administrator, however, will respond to requests for necessary information to enable
Participants and certain other persons to complete such reports.  See "Federal Income Tax Consequences -- REMICs - Foreign Investors
in REMIC Certificates" and "-- Reporting and Other Administrative Matters" in the prospectus.

Penalty Protection

         If penalties were asserted against purchasers of the Offered Certificates in respect of their treatment of the Offered
Certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

         All investors should consult their tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                                                              STATE TAXES

         The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered
Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their tax advisors regarding such tax consequences.

                                                         ERISA CONSIDERATIONS

         A fiduciary or other person acting on behalf of any employee benefit plan or arrangement, including an individual retirement account, subject to Title I of ERISA, Section 4975 of the Code or any federal, state or local law which is substantially similar to
Section 406 of ERISA or Section 4975 of the Code  ("Similar Law") (collectively, a "Plan") should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or Similar Law. See "ERISA Considerations" in the prospectus.

         On April 3, 1996, the U.S. Department of Labor (the "DOL") extended to Wachovia Capital Markets, LLC (formerly First Union
Securities, Inc.), an indirect, wholly-owned subsidiary of Wachovia Corporation, an administrative exemption (most recently amended and restated by Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (August 22, 2002)) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans.

         For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA
Considerations" in the prospectus.

         The underwriter believes that the purchase or holding of the Offered Certificates (other than the Class 1-A-R Certificates)
by or on behalf of, or with "plan assets" of, Plans subject to Title I of ERISA or Section 4975 of the Code may qualify for exemptive relief under the Exemption, as described under "ERISA Considerations -- Prohibited Transaction Exemptions" in the prospectus, if such
Offered Certificates are rated at least "BBB-" (or its equivalent) by S&P, Moody's, or Fitch at the time of purchase and all conditions of the Exemption, other than those within the control of the investors, are met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the initial balance of the Mortgage Pool.

         The Class 1-A-R Certificates may not be purchased or held by Plans.

         Each beneficial owner of an Offered Certificate (or any interest therein) (other than Class 1-A-R Certificates) shall be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate (or interest therein), that either
(i) it is not acquiring such Offered Certificate with "plan assets" of a Plan; (ii) it has acquired and is holding such Certificate in reliance on the Exemption, and that (1) it understands that there are certain conditions to the availability of the Exemption, including that such Offered Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by S&P,
Moody's or Fitch and (2) it is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933,
as amended; or (iii) (1) such acquirer or holder is an insurance company, (2) the source of funds used to acquire and hold such
Offered Certificate (or interest therein) is an "insurance company general account" (as defined in DOL Prohibited Transaction Class
Exemption ("PTCE") 95-60), and (3) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

         If any Offered Certificate (or any interest therein) is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of such Offered
Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of any such Offered Certificate (or interest therein) was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the Depositor, the Trustee, the Servicers, any subservicer, the Master
Servicer, the Certificate Administrator, the underwriter and the Trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA, the Code and Similar
Law, the applicability of PTCE 83-1, described under "ERISA Considerations" in the prospectus, and the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan documents and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The sale of any of the Offered Certificates to a Plan investor is no respect a representation by the Depositor or the underwriter that such an investment meets all relevant legal requirements relating to investments by Plan investors generally or any particular Plan investor, or that such an investment is appropriate for Plan investors generally or any particular Plan investor.

                                                        METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement among the Depositor and Wachovia Capital
Markets, LLC, as underwriter, the Depositor will agree to sell to the underwriter, and the underwriter will agree to purchase the
Offered Certificates, except that a 0.01% Percentage Interest in the Class 1-A-R Certificates is expected to be held by the Seller.

         Distribution of the Offered Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the purchase and sale of the Offered
Certificates, the underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.
         The Depositor has been advised by the underwriter that it intends to make a market in the Offered Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates or any other Offered Certificates will develop or, if it does develop, that it will continue.

         The Depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         The underwriter is an affiliate of the Depositor and the Seller and is a registered broker/dealer. Any obligations of the underwriter are the sole responsibility of the underwriter and do not create any obligation or guarantee on the part of any affiliate of the underwriter.

                                                             LEGAL MATTERS

         The validity of and certain federal income tax matters with respect to the Offered Certificates will be passed upon for the
Depositor and underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                                          CERTIFICATE RATINGS

         At their issuance, each class of Offered Certificates is required to receive from S&P and Fitch at least the rating set forth in the final term sheet.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of payments required under the Pooling Agreement. S&P's and Fitch's ratings take into consideration the credit quality of the Mortgage Pool, including any credit support, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payments required under the Offered Certificates. S&P's and Fitch's ratings on the Offered
Certificates do not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans.

         The Depositor has not requested a rating of any class of Offered Certificates by any Rating Agency other than S&P and Fitch.
However, there can be no assurance as to whether any other Rating Agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other Rating Agency. The rating assigned by any such other Rating Agency to a class of Offered
Certificates may be lower than the ratings assigned by S&P and Fitch. The fees paid by the Depositor to the Rating Agencies at closing include a fee for ongoing surveillance by the Rating Agencies for so long as any Certificates are outstanding.  However, the
Rating Agencies are under no obligation to the Depositor to continue to monitor or provide a rating on the Certificates.

         The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities.
A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

                                                           GLOSSARY OF TERMS

         Below are abbreviated definitions of significant capitalized terms used in this term sheet supplement.  Capitalized terms used in this term sheet supplement but not defined in this term sheet supplement shall have the meanings assigned to them in the prospectus.  The Pooling Agreement and the Mortgage Loan Purchase Agreement may each contain more complete definitions of the terms used in this term sheet supplement and reference should be made to those agreements for a more complete understanding of these terms.

         "Adjusted Pool Balance" means, with respect to any Distribution Date and Loan Group, the Pool Principal Balance of the
Mortgage Loans in such Loan Group as of the Cut-off Date minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including, without limitation, amounts received as monthly payments, periodic advances, principal prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to certificateholders on such
Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses incurred on the Mortgage
Loans in such Loan Group from the Cut-off Date through the end of the month preceding such Distribution Date.

         "Adjustment Date" means, for any Mortgage Loan, the end of the initial fixed-rate period and annually (or, in the case of one Mortgage Loan, semi-annually) thereafter.

         "Administrative Fee Rate" means, with respect to each Mortgage Loan, the sum of the Servicing Fee Rate and the Master
Servicing Fee Rate.

         "Administrative Fees" mean, with respect to a Loan Group, the sum of (a) the Servicing Fee payable to the applicable
Servicer and (b) the Master Servicing Fee paid to the Master Servicer.

         "Advance" means, for each Distribution Date with respect to each Servicer, an amount equal to the aggregate of payments of principal and interest (net of the related Servicing Fee) which were due on the related due date on the Mortgage Loans in the Loan
Groups it services and which were delinquent on the related Determination Date, to the extent such Servicer determines that such amounts will be recoverable from future collections with respect to such Mortgage Loans.

         "Aggregate Subordinate Percentage" means the percentage equivalent of a fraction, the numerator of which is the aggregate
Class Balance of the Subordinate Certificates, and the denominator of which is the aggregate Pool Principal Balance for all Loan
Groups.

         "Book-Entry Certificate" means a Certificate issued in book-entry form.

         "Certificate Account" means the account established and maintained with the Certificate Administrator on behalf of certificateholders, as described in "The Pooling and Servicing Agreement -- Payments on Mortgage Loans; Accounts" in this term sheet supplement.

         "Certificate Administrator" means U.S. Bank National Association.

         "Certificate Owner" means a person that has acquired a beneficial ownership interest in a Book-Entry Certificate.

         "Certificates" means the Class A Certificates and the Class B Certificates.

         "Class Balance" of a class of Certificates at any time means its initial Class Balance less (i) all distributions of principal made to such class and (ii) losses allocated to such class as described under "Description of the Certificates -- Allocation of Losses" in this term sheet supplement, plus any Subsequent Recoveries added to the Class Balance of such class of Certificates, as described under "Description of the Certificates--Allocation of Losses" in this term sheet supplement.

         "Collection Account" means the account established and maintained with the Master Servicer on behalf of certificateholders, as described in "The Pooling and Servicing Agreement -- Payments on Mortgage Loans; Accounts" in this term sheet supplement.

         "Compensating Interest" means, with respect to a Servicer for any month, an amount equal to the lesser of (i) one-twelfth of
0.25% of the balance of the Mortgage Loans in the Loan Groups it services and (ii) the excess of (x) 30 days' interest at the mortgage interest rate (less the Servicing Fee Rate) on the amount of each prepayment on such Mortgage Loans over (y) the amount of interest actually paid by the related mortgagors on the amount of such prepayments during the preceding month.

         "Corporate Trust Office" means the office of the Certificate Administrator which for purposes of transfers and exchanges and for presentment and surrender of the Certificates for final payment is 60 Livingston Ave., St. Paul, MN 55107-2292, Attention: Bond
Drop Window, and whose address for all other purposes is 60 Livingston Ave., EP-MN-WS3D, St. Paul, MN 55107-2292, Attention: WMLT
Series 2006-A, and whose telephone number is (800) 934-6802.

         "Custodian" means U.S. Bank National Association.

         "Cut-off Date" means May 1, 2006.

         "Deficient Valuation" has the meaning described in "Description of the Certificates -- Allocation of Losses" in this term sheet supplement.

         "Definitive Certificates" means Certificates issued in definitive, fully-registered form.

         "Deleted Mortgage Loan" means a Mortgage repurchased by the Depositor or the Seller, as applicable, or subject to a substitution with an Eligible Substitute Mortgage Loan, as described in "The Pooling and Servicing Agreement -- Repurchases of
Mortgage Loans" in this term sheet supplement.

         "Determination Date" means, with respect to any Distribution Date, the sixteenth day of the month in which such Distribution
Date occurs or, if such day is not a business day, the immediately preceding business day.

         "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section
531) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

         "DTC" means The Depository Trust Company.

         "Eligible Substitute Mortgage Loan" means, with respect to a Deleted Mortgage Loan, a Mortgage Loan that generally will:

o        have a principal balance, after deduction of all Monthly Payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan;

o        have a Net Mortgage Interest Rate equal to that of the Deleted Mortgage Loan;

o        have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan;

o        have a Gross Margin equal to that of the Deleted Mortgage Loan;

o        have a Periodic Cap and Rate Ceiling equal to that of the Deleted Mortgage Loan;

o        have the same Index and frequency of mortgage interest rate adjustment as the Deleted Mortgage Loan;

o        have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan;
         and

o        comply with all of the representations and warranties in the Pooling Agreement as of the date of substitution.

         "Excess Liquidation Proceeds" means, to the extent that such amount is not required by law to be paid to the related mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the outstanding principal balance of such Mortgage Loan and accrued but unpaid interest at the related mortgage interest rate through the last day of the month in which the related liquidation date occurs, plus (ii) related liquidation expenses.

         "Exemption" has the meaning described in "ERISA Considerations" in this term sheet supplement.

         "Financial Intermediary" means the brokerage firm, bank, thrift institution or other securities intermediary that maintains a beneficial owner's account for the purpose of recording such beneficial owner's ownership of a Book-Entry Certificate.

         "Fractional Interest" has the meaning described in "Description of the Certificates -- Principal -- Subordinate Principal
Distribution Amount" in this term sheet supplement.

         "Gross Margin" means the percentage specified in the applicable mortgage note.

         "Group" means the classes of Class A Certificates that evidence an initial beneficial ownership interest in a common Loan
Group.

         "Index" means One-Year LIBOR, Six-Month LIBOR or One-Year CMT, as applicable.

         "Indirect Participant" means an organization that holds an ownership interest in a Certificate through a Participant.

         "Interest Accrual Period" means, with respect to any Distribution Date, the one-month period ending on the last day of the month preceding the month in which such Distribution Date occurs.

         "Interest Distribution Amount" has the meaning described in "Description of the Certificates -- Interest" in this term sheet supplement.

         "Insurance Proceeds" means all proceeds from any insurance policies maintained in respect of a Mortgage Loan (to the extent such proceeds are not applied to the restoration of the related mortgaged property or released in accordance with the servicing procedures of the related Servicer).

         "Liquidated Mortgage Loan" means any defaulted Mortgage Loan as to which the Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

         "Liquidation Proceeds" means amounts received and retained in connection with the liquidation of Mortgage Loans.

         "Loan Group" means each loan group in the Mortgage Pool.

         "Loan-to-Value Ratio" of a Mortgage Loan at any time is the percentage equal to (i) the principal balance of the related
Mortgage Loan divided by (ii) the lesser of (a) the appraised value of the related mortgaged property determined in an appraisal obtained by the originator at origination of the Mortgage Loan or an automated valuation model or tax assessed value (if permitted by the applicable mortgage loan program) and (b) except for Mortgage Loans made for refinancing purposes, the sales price for the mortgaged property.

         "Master Servicing Fee" means, with respect to each Loan Group, a fee in an amount equal to the product of the Master
Servicing Fee Rate and the aggregate principal balance of the Mortgage Loans in such Loan Group.

         "Master Servicing Fee Rate" means 0.0125% per annum.

         "MERS" means Mortgage Electronic Registration Systems, Inc. or its designee.
         "Mortgage File" means, with respect to a Mortgage Loan:

o        the original promissory note evidencing the Mortgage Loan endorsed without recourse in blank or to the order of the Trustee
         (or its nominee) or an affidavit signed by an officer of the Seller certifying that the related original promissory note evidencing the Mortgage Loan has been lost;

o        the original or a certified copy of the mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the
         Depositor);

o        an assignment in recordable form of the mortgage (or a copy, if such assignment has been submitted for recording); and

o        if applicable, any riders or modifications to such promissory note and mortgage.

         "Mortgage Loan" means each mortgage loan sold by the Seller to the Depositor pursuant to the Mortgage Loan Purchase
Agreement.

         "Mortgage Loan Purchase Agreement" means the Mortgage Loan Purchase Agreement among the Seller and the Depositor, pursuant to which the Seller sells the Mortgage Loans to the Depositor.

         "Mortgage Pool" means the Mortgage Loans in the Loan Groups.

         "Net Interest Shortfall" means, with respect to any Distribution Date, the sum of (i) the shortfall in interest received with respect to any Mortgage Loan as a result of a Relief Act Reduction and (ii) any Non-Supported Interest Shortfalls.

         "Net Mortgage Interest Rate" of a Mortgage Loan means the excess of its mortgage interest rate over the applicable
Administrative Fee Rate.

         "Non-Supported Interest Shortfall" means, with respect to any Distribution Date, the amount by which the aggregate of
Prepayment Interest Shortfalls for the Mortgage Loans during the calendar month preceding the month of such Distribution Date exceeds the Compensating Interest for such period.

         "Offered Certificates" means the Class A Certificates and any Class B Certificates offered pursuant to a series term sheet.

         "One-Year CMT" means the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as reported by the Federal Reserve Board in statistical Release No. H.15 (519), as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the Adjustment Date or on the Adjustment Date as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note.

         "One-Year LIBOR" means the arithmetic mean of the London interbank offered rate quotations for one year U.S. Dollar-
denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first Business Day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date.

         "Original Subordinate Principal Balance" has the meaning described in "Description of the Certificates -- Principal --
Prepayment Percentages" in this term sheet supplement.

         "Originators" means each of National City and Wells Fargo, in such capacity.

         "Participant" means a participant in DTC, Clearstream or Euroclear, as applicable.

         "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a
Pass-Through Entity.

         "Percentage Interest" of a Certificate of a class means the percentage obtained by dividing the initial principal balance of such Certificate by the aggregate initial Class Balance of such class.

         "Periodic Cap" means the cap on increases in the mortgage interest rate for a Mortgage Loan specified in the related promissory note evidencing the Mortgage Loan.

         "Plan" has the meaning described in "ERISA Considerations" in this term sheet supplement.

         "Pool Distribution Amount" has the meaning described in "Description of the Certificates -- Pool Distribution Amount" in this term sheet supplement.

         "Pool Distribution Amount Allocation" has the meaning described in "Description of the Certificates -- Priority of
Distributions" in this term sheet supplement.

         "Pool Principal Balance" means, for a Loan Group for any Distribution Date, an amount equal to the aggregate Stated
Principal Balance of the Mortgage Loans in such Loan Group outstanding on the due date in the month preceding the month of such
Distribution Date.

         "Pooling Agreement" means the Pooling and Servicing Agreement among the Depositor, the Master Servicer and Certificate
Administrator, the Servicers and the Trustee, pursuant to which the Certificates are issued.

         "Prepayment Interest Shortfall" means, as to any Distribution Date and each Mortgage Loan subject to a principal prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related
Net Mortgage Interest Rate on such principal prepayment exceeds the amount of interest paid in connection with such principal prepayment.

         "Principal Amount" has the meaning described in "Description of the Certificates -- Principal" in this term sheet supplement.

         "Purchase Price" means, with respect to a Mortgage Loan, an amount equal to the sum of (i) 100% of the unpaid principal balance of such Mortgage Loan, (ii) accrued and unpaid interest on its principal balance at the related mortgage interest rate and
(iii) any costs and damages incurred by the Trust in connection with any breach of a representation by the Seller that a Mortgage
Loan at the time of its origination complied with any applicable federal, state or local predatory or abusive lending laws.

         "Rate Ceiling" means the maximum mortgage interest rate for a Mortgage Loan.

         "Rating Agency" means each of S&P and Fitch.

         "Realized Loss" has the meaning described in "Description of the Certificates -- Allocation of Losses" in this term sheet supplement.

         "Relief Act Reduction" means a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the
Servicemembers Civil Relief Act or similar state legislation. See "Certain Legal Aspects of Mortgage Loans -- Servicemembers Civil
Relief Act and Similar Laws" in the prospectus.

         "Scheduled Principal Payments" means the amounts described in clauses (a) through (d) of the definition of Principal Amount in "Description of the Certificates -- Principal" in this term sheet supplement.

         "Seller" means Wachovia Bank, National Association.

         "Senior Credit Support Depletion Date" means the date on which the aggregate Class Balance of the Subordinate Certificates has been reduced to zero.

         "Senior Percentage" means, for a Loan Group for any Distribution Date, an amount equal to (i) the aggregate Class Balance of the Class A Certificates of such Group immediately prior to such date, divided by (ii) the Pool Principal Balance of the related Loan
Group for such date.

         "Senior Prepayment Percentage" has the meaning described in "Description of the Certificates -- Principal -- Prepayment
Percentages" in this term sheet supplement.

         "Senior Principal Distribution Amount" means, for a Loan Group for any Distribution Date, an amount equal to the sum of:

         (a)      the Senior Percentage for such Loan Group of the Scheduled Principal Payments for that Distribution Date; and

         (b)      the Senior Prepayment Percentage for such Loan Group of the Unscheduled Principal Payments for that Distribution
                  Date.

         "Servicer" means National City or Wells Fargo.

         "Servicer Custodial Account" means the separate trust account established by a Servicer for the benefit of certificateholders, as described in "The Pooling and Servicing Agreement -- Payments on Mortgage Loans; Accounts" in this term sheet supplement.

         "Servicing Fee" means, with respect to a Servicer, servicing compensation payable to such Servicer in respect of its servicing activities.

         "Servicing Fee Rate" means, with respect to the Mortgage Loans serviced by National City, 0.25% per annum, and with respect to the Mortgage Loans serviced by Wells Fargo, 0.25% per annum.

         "Similar Law" has the meaning described in "ERISA Considerations" in this term sheet supplement.

         "Six-Month LIBOR" means the arithmetic mean of the London interbank offered rate quotations for six month U.S. Dollar-
denominated deposits, as published in The Wall Street Journal and most recently available either (i) as of the first Business Day in the month preceding the month of the applicable Adjustment Date or (ii) up to forty-five days before the applicable Adjustment Date.

         "Sponsor" means Wachovia Bank, National Association.

         "Stated Principal Balance" means, as to any Mortgage Loan and due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation, plus any amounts capitalized by the related Servicer pursuant to a modification of such Mortgage Loan.

         "Subordinate Percentage" means, for a Loan Group for any Distribution Date, an amount equal to 100% minus the Senior
Percentage for such Loan Group for such date.

         "Subordinate Prepayment Percentage" means, for a Loan Group for any Distribution Date, an amount equal to 100% minus the
Senior Prepayment Percentage for such Loan Group for such date.

         "Subordinate Principal Distribution Amount" means, for a Loan Group for any Distribution Date, an amount equal to the sum of:

         (a)      the Subordinate Percentage for such Loan Group of the Scheduled Principal Payments for such Distribution Date; and

         (b)      the Subordinate Prepayment Percentage for such Loan Group of the Unscheduled Principal Payments for such
                  Distribution Date.

         "Subsequent Recovery" has the meaning described in "Description of the Certificates--Allocation of Losses" in this term sheet supplement.

         "Substitution Adjustment Amount" means, with respect to an Eligible Substitute Mortgage Loan, the amount of any shortfall, if any, between the principal balance of such Eligible Substitute Mortgage Loan, after deduction of all monthly payments due in the month of substitution, and the Stated Principal Balance of the related Deleted Mortgage Loan.

         "Total Senior Percentage" means the percentage equivalent of a fraction, the numerator of which is the sum of the Class
Balances of the Class A Certificates of all Groups, and the denominator of which is the aggregate Pool Principal Balance for all Loan
Groups.

         "Trust" means the Wachovia Mortgage Loan Trust, LLC Series 2006-A Trust.

         "Trustee" means HSBC Bank USA, National Association.

         "Undercollateralized Amount" has the meaning described in "Description of the Certificates -- Cross-Collateralization" in
this term sheet supplement.

         "Undercollateralized Group" has the meaning described in "Description of the Certificates -- Cross-Collateralization" in this term sheet supplement.

         "Unscheduled Principal Payments" means the amounts described in clauses (e), (f) and (g) of the definition of Principal
Amount in "Description of the Certificates -- Principal" in this term sheet supplement.